AGREEMENT AND PLAN OF MERGER

                           Dated as of January 9, 2006

                                      Among

                              CFCI HOLDINGS, INC.,

                             HOLO ACQUISITION CORP.

                                       And

                             CFC INTERNATIONAL, INC.



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                                TABLE OF CONTENTS


ARTICLE I       THE MERGER...................................................1

   SECTION 1.01.  THE MERGER.................................................1

   SECTION 1.02.  CLOSING....................................................2

   SECTION 1.03.  EFFECTIVE TIME.............................................2

   SECTION 1.04.  EFFECTS OF THE MERGER......................................2

   SECTION 1.05.  CERTIFICATE OF INCORPORATION AND BY-LAWS...................2

   SECTION 1.06.  DIRECTORS..................................................3

   SECTION 1.07.  OFFICERS...................................................3


ARTICLE II      EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES; COMPANY STOCK
OPTIONS AND WARRANTS........................................................3

   SECTION 2.01.  EFFECT ON CAPITAL STOCK...................................3

   SECTION 2.02.  EXCHANGE OF CERTIFICATES..................................4

   SECTION 2.03.  COMPANY STOCK OPTIONS; COMPANY PREFERRED STOCK OPTION;
                  ESPP......................................................6


ARTICLE III     REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............6

   SECTION 3.01.  ORGANIZATION, STANDING AND CORPORATE POWER................7

   SECTION 3.02.  SUBSIDIARIES..............................................7

   SECTION 3.03.  CAPITAL STRUCTURE.........................................8

   SECTION 3.04.  AUTHORITY; NONCONTRAVENTION...............................9

   SECTION 3.05.  GOVERNMENTAL APPROVALS....................................11

   SECTION 3.06.  COMPANY SEC DOCUMENTS; NO UNDISCLOSED LIABILITIES.........11

   SECTION 3.07.  INFORMATION SUPPLIED......................................13

   SECTION 3.08.  ABSENCE OF CERTAIN CHANGES OR EVENTS......................13

   SECTION 3.09.  LITIGATION................................................15

   SECTION 3.10.  CONTRACTS.................................................15

   SECTION 3.11.  COMPLIANCE WITH LAWS......................................17

   SECTION 3.12.  ENVIRONMENTAL MATTERS.....................................18

   SECTION 3.13.  EMPLOYEES AND LABOR.......................................19

   SECTION 3.14.  EMPLOYEE BENEFIT PLANS....................................20

   SECTION 3.15.  TAXES.....................................................23

   SECTION 3.16.  TITLE TO ASSETS; LEASES...................................25

   SECTION 3.17.  INTELLECTUAL PROPERTY.....................................27

   SECTION 3.18.  CUSTOMER ACCOUNTS RECEIVABLE..............................28

   SECTION 3.19.  APPROVAL AND ADOPTION REQUIREMENTS........................28

   SECTION 3.20.  STATE TAKEOVER STATUTES...................................28

   SECTION 3.21.  TRANSACTIONS WITH AFFILIATES..............................29

   SECTION 3.22.  SUPPLIERS AND CUSTOMERS...................................29

   SECTION 3.23.  INSURANCE.................................................29

   SECTION 3.24.  INVENTORY.................................................30

   SECTION 3.25.  SUFFICIENCY OF ASSETS.....................................30

   SECTION 3.26.  BROKERS AND OTHER ADVISORS................................30

   SECTION 3.27.  OPINION OF FINANCIAL ADVISOR..............................30


ARTICLE IV      REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.....30

   SECTION 4.01.  ORGANIZATION, STANDING AND CORPORATE POWER................31

   SECTION 4.02.  AUTHORITY; NONCONTRAVENTION...............................31

   SECTION 4.03.  GOVERNMENTAL APPROVALS....................................32

   SECTION 4.04.  INFORMATION SUPPLIED......................................32

   SECTION 4.05.  LITIGATION................................................32

   SECTION 4.06.  OWNERSHIP AND OPERATIONS OF MERGER SUB....................32

   SECTION 4.07.  FINANCING.................................................32

   SECTION 4.08.  INTERESTED STOCKHOLDER....................................33

   SECTION 4.09.  NO CAPITAL OWNERSHIP......................................33

   SECTION 4.10.  BROKERS AND OTHER ADVISORS................................33


ARTICLE V       COVENANTS RELATING TO CONDUCT OF BUSINESS...................33

   SECTION 5.01.  CONDUCT OF BUSINESS.......................................33

   SECTION 5.02.  NO SOLICITATION BY THE COMPANY............................37


ARTICLE VI     ADDITIONAL AGREEMENTS........................................40

   SECTION 6.01.  PREPARATION OF THE INFORMATION STATEMENT..................40

   SECTION 6.02.  ACCESS TO INFORMATION; CONFIDENTIALITY....................41

   SECTION 6.03.  COMMERCIALLY REASONABLE EFFORTS...........................42

   SECTION 6.04.  INDEMNIFICATION, EXCULPATION AND INSURANCE................43

   SECTION 6.05.  FEES AND EXPENSES.........................................44

   SECTION 6.06.  PUBLIC ANNOUNCEMENTS......................................45

   SECTION 6.07.  EMPLOYEE MATTERS..........................................45

   SECTION 6.08.  PRINCIPAL STOCKHOLDERS' AGREEMENT.........................47

   SECTION 6.09.  SECTION 16 MATTERS........................................47

   SECTION 6.10.  STOCK PLANS; COMPANY PREFERRED STOCK OPTION...............47

   SECTION 6.11.  INDEMNIFICATION OBLIGATIONS OF ROGER F. HRUBY.............47


ARTICLE VII     CONDITIONS PRECEDENT........................................48

   SECTION 7.01.  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT
                  THE MERGER................................................48

   SECTION 7.02.  CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB........48

   SECTION 7.03.  CONDITIONS TO OBLIGATION OF THE COMPANY...................50

   SECTION 7.04.  FRUSTRATION OF CLOSING CONDITIONS.........................50


ARTICLE VIII     TERMINATION, AMENDMENT AND WAIVER..........................51

   SECTION 8.01.  TERMINATION...............................................51

   SECTION 8.02.  EFFECT OF TERMINATION.....................................52

   SECTION 8.03.  AMENDMENT.................................................52

   SECTION 8.04.  EXTENSION; WAIVER.........................................52

   SECTION 8.05.  PROCEDURE FOR TERMINATION, AMENDMENT OR WAIVER............52


ARTICLE IX     GENERAL PROVISIONS...........................................53

   SECTION 9.01.  NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES.............53

   SECTION 9.02.  NOTICES...................................................53

   SECTION 9.03.  DEFINITIONS...............................................54

   SECTION 9.04.  INTERPRETATION............................................55

   SECTION 9.05.  COUNTERPARTS..............................................55

   SECTION 9.06.  ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES............55

   SECTION 9.07.  GOVERNING LAW.............................................55

   SECTION 9.08.  ASSIGNMENT................................................55

   SECTION 9.09.  JURISDICTION; WAIVER OF JURY TRIAL........................56

   SECTION 9.10.  SPECIFIC ENFORCEMENT......................................56

   SECTION 9.11.  SEVERABILITY..............................................57


Exhibit A.........Form of Principal Stockholders' Agreement
Exhibit B.........Certificate of Incorporation of Surviving Corporation
Exhibit C.........Terms of Non-competition Agreement

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Table of Defined Terms
----------------------

                                                                        Section
                                                                        -------

2005 Stockholder Litigation..............................................6.11(c)
Affected Employees.......................................................6.07(a)
Affiliate................................................................9.03(a)
Affiliated group.........................................................3.15(a)
Agreement...............................................................Preamble
Alternative Acquisition Agreement........................................5.02(a)
Appraisal Shares.........................................................2.01(d)
Appraisal Shares Amounts.................................................6.11(c)
Business Day.............................................................9.03(b)
Certificate..............................................................2.01(c)
Certificate of Merger....................................................1.03
Change of Recommendation.................................................5.02(d)
Change of Recommendation Notice..........................................5.02(d)
Closing..................................................................1.02
Closing Date.............................................................1.02
Code.....................................................................2.02(g)
Common Stock Merger Consideration........................................2.01(c)
Company.................................................................Preamble
Company Benefit Agreements...............................................3.08(d)
Company By-laws..........................................................3.01
Company Certificate......................................................3.01
Company Class B Stock....................................................2.01
Company Common Stock.....................................................2.01
Company Disclosure Letter........................................... Article III
Company Notice...........................................................5.02(c)
Company Plans............................................................3.14(a)
Company Preferred Stock..................................................2.01
Company Preferred Stock Option...........................................3.03(b)
Company SEC Documents....................................................3.06(a)
Company Stock Options....................................................3.03(b)
Company Stock Plans......................................................2.03(a)
Company Transaction Costs................................................6.11(c)
Confidentiality Agreement................................................6.02
Contract.................................................................3.04(b)
Credit Agreement.........................................................3.02
Debt obligations.....................................................3.10(a)(ii)
DGCL.....................................................................1.01
Effect...................................................................3.01
Effective Time...........................................................1.03
Employees................................................................3.13
Employment Agreements...................................................Recitals
Environmental Laws.......................................................3.12
ERISA....................................................................3.14(a)
Escrow Agreement.........................................................6.09
Escrow Amount............................................................6.09
Exchange Act.............................................................3.06(a)
Exchange Fund............................................................2.02(a)
Expense Reimbursement....................................................6.05(b)
Executives..............................................................Recitals
Filed Company SEC Document...............................................3.06(a)
Final Change Deadline....................................................5.02(c)
GAAP.....................................................................3.06(a)
Governmental Authority...................................................3.05
HSR Act..................................................................3.05
Indemnitee...............................................................6.04(a)
Information Statement....................................................3.05
Initial Proposal Deadline................................................5.02(c)
Intellectual Property Rights.............................................3.17(d)
IRS......................................................................3.14(b)
Knowledge................................................................9.03(c)
Laws.....................................................................3.11
Leased Real Property.....................................................3.16(b)
Lender...................................................................3.02
Liens....................................................................3.02
Major Business Partners.............................................3.10(a)(iii)
material.................................................................3.01
Material Adverse Effect..................................................3.01
Merger..................................................................Recitals
Merger Sub..............................................................Preamble
Multiemployer Plans......................................................3.14(a)
Outside Date.............................................................8.01(b)
Owned Real Property......................................................3.16(a)
Parent..................................................................Preamble
Parent Disclosure Letter..............................................Article IV
Paying Agent.............................................................2.02(a)
person...................................................................9.02(e)
Permits..................................................................3.11
Permitted Liens..........................................................9.03(d)
Preferred Stock Merger Consideration.....................................2.01(c)
Principal Company Stockholders..........................................Recitals
Principal Stockholder Consent...........................................Recitals
Principal Stockholders' Agreement.......................................Recitals
Representatives..........................................................5.02(a)
Restraints...............................................................7.01(c)
Run-Off Insurance........................................................6.04(c)
SEC......................................................................2.04(a)
Secretary...............................................................Recitals
Section 203..............................................................3.20
Section 262..............................................................2.01(d)
Section 3.10 Contracts...................................................3.10(a)
Securities Act...........................................................3.06(a)
Shareholder Litigation Costs.............................................6.11(c)
SOX......................................................................3.06(a)
Stockholder Approval.....................................................3.19
Subsidiary...............................................................9.03(f)
Superior Proposal........................................................5.02(f)
Surviving Corporation....................................................1.01
Takeover Proposal........................................................5.02(f)
Taxes....................................................................3.15(g)
Tax Returns..............................................................3.15(g)

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of January 9, 2006, among CFCI HOLDINGS, INC., a Virginia corporation ("Parent"), HOLO ACQUISITION CORP., a Delaware corporation and a wholly owned Subsidiary of Parent ("Merger Sub"), and CFC INTERNATIONAL, INC., a Delaware corporation (the "Company").

     WHEREAS, the Board of Directors of each of Merger Sub and the Company has approved and declared advisable, and the Board of Directors of Parent has approved, this Agreement and the merger of Merger Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, Roger Hruby, RFH Investments, LP, Roger F. Hruby IRA, and the Roger Hruby Trust u/a/d 9/17/85 (collectively, the "Principal Company Stockholders"), the Company and Parent are entering into an agreement (the "Principal Stockholders' Agreement") pursuant to which each of the Principal Company Stockholders agrees, among other things, to take certain actions in furtherance of the Merger, including causing the execution and delivery of written consents in accordance with Section 228 of the DGCL (a "Principal Stockholders' Consent") pursuant to which the record holders of the shares of Company Common Stock beneficially owned by each of the Principal Company Stockholders will consent to the adoption of this Agreement and the approval of the Merger without a meeting, without prior notice and without a vote;

     WHEREAS, immediately following the execution and delivery of this Agreement, each of the record holders of the shares of Company Common Stock beneficially owned by the Principal Company Stockholders will execute a Principal Stockholders' Consent and deliver it to the secretary of the Company (the "Secretary"), and the Secretary shall certify and acknowledge that the Stockholder Approval has been duly obtained; and

     WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                                   The Merger

     Section 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Merger Sub shall be merged with and into the Company as of the Effective Time pursuant to Section 251 of the DGCL. As of the Effective Time, the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger (the "Surviving Corporation").

     Section 1.02. Closing. Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the " Closing") will take place at 10:00 a.m. (Chicago Illinois local time) on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or (to the extent permitted by applicable Law) waiver of the conditions set forth in Article VII (other than those conditions that by their terms cannot be satisfied until the Closing, but subject to the satisfaction or waiver of such conditions at such time), at the offices of Holland & Knight LLP, 131 South Dearborn, 30th Floor, Chicago, Illinois 60603, unless another time, date or place is agreed to in writing by the parties hereto; provided, however, that if all the conditions set forth in Article VII shall not have been satisfied or (to the extent permitted by applicable Law) waived on such second business day, the Closing will take place on the first business day on which all such conditions shall have been satisfied or (to the extent permitted by applicable Law) waived. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

     Section 1.03. Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, as promptly as practicable after the Closing and on the Closing Date, the parties shall file with the Secretary of State of the State of Delaware a certificate of merger (the "Certificate of Merger") duly prepared, executed and acknowledged by the parties in accordance with the relevant provisions of the DGCL, and, as promptly as practicable on or after the Closing Date, the parties shall make all other filings or recordings required under the DGCL. The Merger shall become effective as of such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or as of such subsequent time or date as Parent and the Company shall agree and shall specify in the Certificate of Merger (the time and date at which the Merger becomes effective being the "Effective Time").

     Section 1.04. Effects of the Merger. From and after the Effective Time, the Merger shall have the effects set forth in the DGCL, including Section 259 thereof. Without limiting the generality of the foregoing, and subject thereto, as of the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     Section    1.05.     Certificate    of    Incorporation     and    By-laws.


          (a) The certificate of incorporation of the Company shall be amended at the Effective Time to read as set forth on Exhibit B hereto, and as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

          (b) The By-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

     Section 1.06. Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     Section 1.07. Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

          Effect of the Merger on the Capital Stock of the Constituent Corporations; Exchange of Certificates; Company Stock Options and Other Rights


     Section 2.01. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or any holder of any shares of common stock, par value $0.01 per share, of the Company ("Company Common Stock"), any shares of Class B common stock, par value $0.01 per share, of the Company ("Company Class B Stock"), any shares of voting preferred stock, par value $0.01 per share, of the Company ("Company Preferred Stock") or any shares of capital stock of Merger Sub:

          (a) Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

          (b) Cancellation of Treasury Stock, and Parent-Owned Stock. Each share of Company Common Stock, Company Class B Stock or Company Preferred Stock that is owned by the Company, Parent or Merger Sub immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (c) Conversion of Company Common Stock and Company Class B Stock. Each issued and outstanding share of Company Common Stock and Company Class B Stock (other than shares to be canceled in accordance with Section 2.01(b) and Appraisal Shares) shall be converted into the right to receive $16.75 in cash, without interest (the "Common Stock Merger Consideration"). All such shares of Company Common Stock and Company Class B Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock or Company Class B Stock (each, a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Common Stock Merger Consideration.

          (d) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares ("Appraisal Shares") of Company Common Stock or
     Company Class B Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL ("Section 262") shall not be converted into the right to receive the consideration payable as provided in Section 2.01(c), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262. As of the Effective Time, all Appraisal Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such Appraisal Shares in accordance with the provisions of Section
     262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares under Section 262 shall cease to exist and such Appraisal Shares shall be deemed to have been converted as of the Effective Time into, and shall have become, the right to receive the Common Stock Merger Consideration as provided in Section 2.01(c). The Company shall serve prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock or Company Class B Stock and Parent shall have the right to participate in and, subject to applicable Law, direct all negotiations and proceedings with respect to such demands. None of the Company and its Subsidiaries shall, without the written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

     Section 2.02. Exchange of Certificates.

          (a) Paying Agent. Prior to the Effective Time, Parent shall designate a bank or trust company (the "Paying Agent") reasonably acceptable to the Company to act as agent for payment of the Common Stock Merger Consideration pursuant to Section 2.01(c) upon surrender of certificates representing the Company Common Stock and Company Class B Stock ("Certificates"). As of or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent cash sufficient to pay the aggregate amounts payable pursuant to Section 2.01(c) in exchange for the outstanding shares of Company Common Stock and Company Class B Stock (such cash being hereinafter referred to as the "Exchange Fund").

          (b) Exchange Procedures. As promptly as practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a Certificate (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon proper delivery of Certificates to the Paying Agent and which shall be in such form as Parent and the Company may reasonably agree to use) and (ii) instructions for use in surrendering Certificates in exchange for the cash amounts specified in Section 2.01(c). Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may be reasonably required by the Paying Agent, the holder of record of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of Company Common Stock or Company Class B Stock formerly represented by such Certificate shall have been converted pursuant to Section 2.01(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock or Company Class B Stock that is not registered in the transfer records of the Company, the proper amount of cash may be paid in exchange therefor to a person other than the person in whose name a Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of the Paying Agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash such holder shall be entitled to receive pursuant to Section 2.01(c). No interest will be paid or will accrue on the cash payable upon surrender of any Certificate.

          (c) No Further  Ownership  Rights in Company  Common  Stock or Company
     Class B Stock. All cash paid upon the surrender of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock or Company Class B Stock previously represented by such Certificates. As of the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock or Company Class B Stock, in each case that were outstanding immediately prior to the Effective Time. If, at any time after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, such Certificates shall be canceled and exchanged as provided in this Article II.

          (d) No Liability. None of Parent, Merger Sub, the Company or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any portion of the cash included in the Exchange Fund that remains undistributed to the holders of Certificates for one year after the Effective Time shall be returned to Parent, upon demand, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for, and Parent shall remain liable for, payment of such funds to which such holder may be due pursuant to Section 2.01(c).

          (e) Investment of Exchange Fund. Parent may cause the Paying Agent to invest, as directed by Parent in its sole discretion, any cash included in the Exchange Fund, and any capital gain, interest or other income resulting from such investments shall inure to the benefit of Parent and shall be paid to Parent from time to time by the Paying Agent.

          (f) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such person of a bond in such reasonable amount as Parent or the Paying Agent may direct as indemnity against any successful claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the amount of cash which such holder would be entitled pursuant to Section 2.01(c).

          (g) Withholding Rights. The Paying Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of shares of Company Common Stock, shares of Company Class B Stock, or Company Stock Options pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"), or under any provision of state, local or foreign tax Law. To the extent that such amounts are so withheld and paid over to the appropriate taxing authority, such amounts shall be treated for purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.

     Section  2.03.  Company  Stock  Options;  Company  Preferred  Stock Option.

          (a) Before the Closing, the Board of Directors of the Company (or, if appropriate, any committee of the Board of Directors of the Company administering the Company Stock Plans) shall adopt such resolutions and take all such other actions as may be necessary to provide that each Company Stock Option granted under the Company's 1995 Employee Stock Option Plan, 2000 Employee Stock Option Plan, 1995 Stock Option Plan For
     Non-Employee  Directors  or the 2000  Stock  Option  Plan for  Non-Employee
     Directors (together, the "Company Stock Plans"), as the case may be, outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall be canceled as of the Effective Time in exchange for a lump sum payment in cash payable at the time of cancellation equal to the excess, if any, of (i) the product of (A) the number of shares of Company Common Stock subject to such Company Stock Option and (B) the Common Stock Merger Consideration over (ii) the product of (x) the number of shares of Company Common Stock subject to such Company Stock Option and
     (y) the per share exercise price of such Company Stock Option.

          (b) Before the Closing, the Board of Directors of the Company shall adopt such resolutions and the Company and Roger F. Hruby shall take all such other actions as may be necessary to provide that the option to purchase 534 shares of the Company Preferred Stock at an exercise price of $500 per share held by Roger F. Hruby (the "Company Preferred Stock Option"), if unexercised and outstanding immediately prior to the Effective Time, shall be canceled as of the Effective Time. If for any reason the Company Preferred Stock Option is exercised by Roger F. Hruby prior to Closing, at the Closing, all issued and outstanding shares of Company Preferred Stock shall be cancelled without additional consideration.



                                   ARTICLE III

                  Representations and Warranties of the Company

     Except as set forth in the disclosure letter delivered by the Company to Parent dated as of the date hereof certified by a duly authorized officer of the Company (the "Company Disclosure Letter") (each section of which qualifies the correspondingly numbered representation, warranty or covenant to the extent specified therein and such other representations, warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to such other representation, warranty or covenant readily apparent), the Company represents and warrants to Parent and Merger Sub as follows:

     Section 3.01. Organization, Standing and Corporate Power. Each of the Company and its Subsidiaries (i) is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated or formed, as the case may be, and (ii) has all requisite corporate or limited liability company, as the case may be, power and authority to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in the jurisdictions set forth in Section 3.02 of the Company Disclosure Letter, which jurisdictions are all of the jurisdictions in which the nature of its business or the ownership, leasing or operation of its properties or other assets makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate has not had and is not reasonably likely to have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" shall mean any state of facts, change, development, effect, condition or occurrence (any such item, an "Effect") that is or is reasonably likely to adversely affect in a material respect the business, assets, liabilities, properties, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries taken as a whole or that impairs in any material respect the ability of the Company to perform its obligations under this Agreement or prevents or materially impedes, interferes with, hinders or delays the consummation of the Merger or any of the other transactions contemplated hereby; provided that, in any such case referred to in clause (i) or (ii) the following shall not be deemed "material" or to have a "Material Adverse Effect": any change or event caused by or resulting from (A) actions or omissions of the Company or Parent taken with the prior written consent of the other or required in this Agreement, (B) the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or the announcement thereof, or (C) any outbreak of major hostilities in which the United States is involved or any act of terrorism within the United States or directed against its facilities or citizens wherever located; and provided, further, that in no event shall a change in the trading price of the Company's capital stock, by itself, be considered material or constitute a Material Adverse Effect. Section 3.01 of the Company Disclosure Letter sets forth the officers and directors of the Company and each of its Subsidiaries. The Company has provided to Parent true and complete copies of the certificate of incorporation of the Company as in effect on the date hereof ("Company Certificate") and the By-laws of the Company as in effect on the date hereof ("Company By-laws") and, provided the Parent access to the minutes of all of the meetings of the stockholders, the Board of Directors and each committee of the Board of Directors of the Company held since January 1, 2000.


     Section 3.02. Subsidiaries. Section 3.02 of the Company Disclosure Letter sets forth a true and complete list of all the Subsidiaries of the Company and, for each such Subsidiary, the jurisdiction of incorporation or formation. All the outstanding shares of capital stock of, or other equity or voting interests in, each such Subsidiary are duly authorized, validly issued, fully paid and nonassessable and are owned, directly or indirectly, by the Company free and clear of all pledges, claims, liens, charges, options, rights of first refusal or similar rights, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interests, other than as set forth in Section 3.02 of the Company Disclosure Letter and other than liens or restrictions in favor of LaSalle Bank National Association ("Lender") pursuant to the Amended and Restated Loan and Security Agreement, dated May 17, 2001, as amended, between the Company and Lender, as included in the filed SEC Documents (the "Credit Agreement"). Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, the Company does not beneficially own, directly or indirectly, any capital stock of, or other equity or voting interests or investment (whether equity or debt) in, any person, nor is the Company or any of its Subsidiaries subject to any obligation or requirement to provide for or to make any investment (in the form of a loan, capital contribution or otherwise) to or in, any person.

     Section 3.03. Capital Structure.


          (a) The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock, 750,000 shares of Company Class B Stock and 750 shares of Company Preferred Stock. As of the close of business on December 30, 2005, (i) 3,999,049 shares of Company Common Stock (excluding treasury shares) were issued and outstanding, none of which were held by any Subsidiary of the Company, (ii) 512,989 shares of Company Class B Stock, none of which were held by any Subsidiary of the Company, (iii) no shares of Company Preferred Stock (excluding treasury shares) were issued and outstanding, (iv) 582,727 shares of Company Common Stock, no shares of Company Class B Stock and no shares of Company Preferred Stock were held by the Company in its treasury, (v) 512,989 shares of Company Common Stock were reserved for issuance pursuant to conversion of the Company Class B Stock, (vi) 294,000 shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Plans (of which 246,116 shares of Company Common Stock were subject to outstanding options to purchase shares of Company Common Stock granted under the Company Stock Plans), (vii) 534 shares of Company Preferred Stock were reserved for issuance pursuant to the Company Preferred Stock Option, and (viii) no shares of Company Common Stock will be (x) subject to a right of repurchase by the Company, (y) subject to forfeiture back to the Company or (z) subject to transfer or lock-up restrictions, in each of cases (x), (y) and (z), following the consummation of the Merger.

          (b) Section 3.03(b) of the Company Disclosure Letter sets forth, as of the date hereof, a true and complete list of (i) all outstanding options to purchase Company Common Stock (collectively, "Company Stock Options"), the number of shares of Company Common Stock subject to each such Company Stock Option or other such right, the grant dates and exercise prices and vesting schedule of each such Company Stock Option, or other right and the names of the holder of each such Company Stock Option or other right and (ii) all outstanding options to purchase Company Preferred Stock (the "Company Preferred Stock Option"), the number of shares of Company Preferred Stock subject to the Company Preferred Stock Option, the grant date and exercise price and vesting schedule of the Company Preferred Stock Option and the name of the holder of the Company Preferred Stock Option. Except as set forth in Section 3.03(a) of this Agreement, (i) there are not issued, reserved for issuance or outstanding any (A) shares of capital stock of, or other equity or voting interests in, the Company, (B) securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or (C) options, warrants or other rights to acquire from the Company or any of its Subsidiaries any capital stock of, or other equity or voting interests in, or securities convertible into or exchangeable or exercisable for capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries and (ii) as of the date of this Agreement, there exists no obligation of the Company or any of its Subsidiaries to issue any capital stock of, or other equity or voting interests in, or securities convertible into or exchangeable or exercisable for capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries. Except as set forth in Section 3.03(a) of this Agreement, there are no outstanding stock appreciation rights, phantom stock awards, rights to receive shares of Company Common Stock on a deferred basis or otherwise or other similar rights that are linked in any way to the value of Company Common Stock or any part thereof. Except as set forth in Section 3.03(b) of the Company Disclosure Letter, during the period from the close of business on December 31, 2004, to the date hereof, there have been no issuances by the Company or any of its Subsidiaries of (i) shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries (other than issuances pursuant to the exercise of Company Stock Options, the Company Preferred Stock Option or conversion of the Convertible Note, in each case as outstanding on such date as required by their terms as in effect on the date of this Agreement), (ii) securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or (iii) options, warrants or other rights to acquire from the Company or any of its Subsidiaries any capital stock of, or other equity or voting interests in, or securities convertible into or exchangeable or exercisable for capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries.

          (c) All outstanding shares of capital stock of the Company are, and all shares which may be issued upon exercise of the Company Stock Options will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in Section 3.03(a) and Section 303(b) of this Agreement, there are no (i) Contracts of any kind to which the Company or any of its Subsidiaries is a party or is bound that obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or (ii) options, warrants or other rights to acquire shares of capital stock of, or other equity or voting interests in, or securities convertible into or exchangeable for capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries. Other than the Principal Stockholders' Agreement or as set forth in Section 3.03(c) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to any voting Contract with respect to the voting of any such securities. Other than the Principal Stockholders' Agreement or as set forth in Section 3.03(c) of the Company Disclosure Letter, to the knowledge of the Company, there are no irrevocable proxies and no voting Contracts (or Contracts to execute a written consent or a proxy) with respect to any shares of Company Common Stock, Company Class B Stock, or Company Preferred Stock or any other voting securities of the Company.

          (d) Section 3.03(d) of the Company Disclosure Letter sets forth a true and complete list of all outstanding indebtedness for borrowed money of the Company or any of its Subsidiaries and all guarantees by the Company or any of its Subsidiaries of indebtedness in respect of borrowed money of any person.

     Section 3.04. Authority; Noncontravention.


          (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated hereby and thereby, subject, in the case of the consummation of the Merger, only to receipt of the Stockholder Approval. The execution and delivery of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby and thereby and the compliance by the Company with the provisions of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize or approve this Agreement or to consummate the Merger or the other transactions contemplated hereby or thereby, subject, in the case of the consummation of the Merger, only to receipt of the Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other Laws affecting creditors' rights generally from time to time in effect). The Board of Directors of the Company, at a meeting duly called and held, at which all directors of the Company were present, duly and unanimously adopted resolutions (i) approving, adopting and declaring advisable this Agreement, the Merger and the other transactions contemplated hereby and thereby, (ii) declaring that the Merger and the other transactions contemplated hereby are in the best interests of the stockholders of the Company, (iii) fixing the record date to determine the stockholders entitled to consent to the adoption of this Agreement and approve the Merger and the other transactions contemplated hereby, which date is the date hereof, (iv) directing that this Agreement be submitted to the stockholders promptly following the execution and delivery of this Agreement by each of the parties hereto for such stockholders to consider whether to adopt this Agreement and approve the Merger and other transactions contemplated hereby and (v) recommending that the stockholders of the Company adopt this Agreement and approve the Merger and the other transactions contemplated hereby, which resolutions have not been subsequently rescinded, modified or withdrawn in any way.

          (b) The execution and delivery of this Agreement does not, and the consummation of the Merger and the other transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof do not and will not, conflict with, or result in any violation or breach of, or constitute a default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of the Company or any of its Subsidiaries under (i) the Company Certificate or the Company By-laws or the comparable organizational documents of any Subsidiary of the Company, (ii) except for the Credit Agreement, any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other contract, commitment, agreement, instrument, obligation, option, undertaking, concession, franchise or license, binding arrangement or binding understanding (each, including all amendments thereto, a "Contract") to which the Company or any of its Subsidiaries is a party or is bound or any of their respective properties or other assets is bound by or subject to or otherwise under which the Company or any of its
     Subsidiaries has any rights or benefits or (iii) subject to the governmental filings and other matters referred to in Section 3.05, any Law applicable to the Company or any of its Subsidiaries or their respective properties or other assets, other than, in the case of clauses (ii) and
     (iii), any such conflicts, violations, breaches, defaults, rights, results, losses or Liens that individually or in the aggregate have not had and is not reasonably likely to have a Material Adverse Effect.

     Section 3.05. Governmental Approvals. Except as set forth in Section 3.05 of the Company Disclosure Letter, no consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any domestic or foreign (whether supernational, national, Federal, state, provincial, local or otherwise) government or any court, administrative, regulatory or other governmental agency, commission or authority or any nongovernmental self-regulatory agency, commission or authority (each, a "Governmental Authority") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger or the other transactions contemplated hereby or thereby, except for (a) the filing of a pre-merger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (b) the filing with the Securities and Exchange Commission ("SEC") of (i) an information statement pursuant to Regulation 14C of the Exchange Act (as amended or supplemented from time to time, the "Information Statement") following the Stockholder Approval and (ii) such reports under the Exchange Act as may be required after the date hereof in connection with this Agreement, the Principal Stockholders' Agreement, the Merger and the other transactions contemplated hereby and thereby, (c) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (d) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required after the date hereof under the corporation, takeover or blue sky laws of various states or the NASDAQ National Market.

     Section 3.06. Company SEC Documents; NASDAQ Compliance; No Undisclosed Liabilities.


          (a) The Company has filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) with the SEC required to be filed by the Company since January 1, 2000 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") and Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act") (such documents, together with any documents filed during such period by the Company with the SEC on a voluntary basis on Current Reports on Form 8-K, the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder ("SOX"), applicable to such Company SEC Documents, and, as of their respective dates, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document filed and publicly available prior to the date hereof ("Filed Company SEC Document") has been revised, amended, supplemented or superceded by a later filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in Section 3.06(a) of the Company Disclosure Letter, the financial statements (including the related notes thereto) of the Company included in the Company SEC Documents (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates,
     (ii) were prepared in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and (iii) presented fairly in all material respects the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company is in compliance with the applicable listing rules of the NASDAQ National Market and, except as set forth in Section 3.06(a) of the Company Disclosure Letter, has not since January 1, 2000 received any notice from the NASDAQ National Market asserting any non-compliance with such rules. The Company has not made any filings or any amendments or modifications to any Company SEC Documents which have not yet been filed with the SEC but that are required to be filed with the SEC in accordance with the Securities Act or the Exchange Act, as the case may be. As used in this Section 3.06, the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available in writing to the SEC.

          None of the Subsidiaries of the Company are, or have at any time been, subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act.

          (b) Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise and whether known or unknown), except for (i) liabilities and obligations referenced (whether by value or otherwise) or reflected in the Company's annual report for the fiscal year ended December 31, 2004 on Form 10-K filed with the SEC on March 30, 2005, (ii) liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 2004, that individually or in the aggregate have not had and are not reasonably likely to have a Material Adverse Effect, (iii) liabilities under Section 3.10 Contracts, Contracts filed as exhibits to the Filed Company SEC Documents and Contracts set forth on Section 3.16(a) or Section 3.16(b) of the Company Disclosure Letter, in each case, that relate to obligations that have not yet been performed, and are not required to be performed, as of the date hereof, and (iv) liabilities and obligations set forth in item B of Section
     3.06 of the Company Disclosure Letter.

          (c) Each of the principal executive officer of the Company and the principal financial officer of the Company has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX with respect to the Company SEC Documents, and the statements contained in such certifications were at the time they were made, and are, true and accurate. For purposes of this Agreement, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in SOX. Except as set forth in item C of
     Section 3.06 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has outstanding, or has arranged any outstanding, "extensions of credit" to directors or executive officers within the meaning of Section 402 of SOX.

          (d) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company's or such Subsidiary's published financial statements or other Company SEC Documents.

          (e) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) access to assets is permitted only in accordance with management's general or specific authorization and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (f) The Company's "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to ensure that (i) all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and (ii) all such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required under the Exchange Act with respect to such reports.

          (g) Except as set forth in item D of Section 3.06 of the Company Disclosure Letter, since January 1, 2000, the Company has not received any notification of (i) a "significant deficiency" or (ii) a "material weakness" in the Company's internal controls. For purposes of this Agreement, the terms "significant deficiency" and "material weakness" shall have the meanings assigned to them in Release 2004-001 of the Public Company Accounting Oversight Board, as in effect on the date hereof.

     Section 3.07. Information Supplied. None of the information included or incorporated by reference in the Information Statement will, on the date it is first mailed to the stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied in writing by Parent to the Company specifically for inclusion or incorporation by reference in the Information Statement. The Information Statement will comply as to form in all material respects with the requirements of the Exchange Act.

     Section 3.08. Absence of Certain Changes or Events. Since December 31, 2004, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, and except as disclosed in the Filed SEC Documents, or as set forth in Section 3.08 of the Company Disclosure Letter, there has not been:

          (a) any Effect that individually or in the aggregate has had or is reasonably likely to have a Material Adverse Effect;

          (b) (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock, property or other assets) in respect of any of the Company's or any of its Subsidiaries' capital stock, or other equity or voting interests, other than dividends or distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent, (ii) any split, combination or reclassification of any of the Company's or any of its Subsidiaries' capital stock, or other equity or voting interests, or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of such capital stock, or other equity or voting interests, or (iii) any purchase, redemption or other acquisition of any shares of capital stock, or other equity or voting interests or any other securities of the Company or any of its Subsidiaries or any warrants, options or other rights to acquire any such shares or other securities;

          (c) any granting by the Company or any of its Subsidiaries to any current or former director, officer, employee or consultant (other than attorneys, accountants or other similar professional service providers) of the Company or any of its Subsidiaries of any increase in compensation, bonus or other benefits or any such granting of any type of compensation, bonus or other benefits to any current or former director, officer, employee or consultant (other than attorneys, accountants or other similar professional service providers) of the Company or any of its Subsidiaries not previously receiving or entitled to receive such type of compensation, bonus or other benefit, except for increases of cash compensation (i) in the ordinary course of business consistent with past practice or, (ii) as was required under any Company Plan or Company Benefit Agreement listed in
     Section 3.14(a) of the Company Disclosure Letter as in effect on December 31, 2004;

          (d) any entering into, or any amendment or termination of, any employment, deferred compensation, supplemental retirement, severance, retention, "change in control" or other similar Contract ("Company Benefit Agreements") or any collective bargaining Contract or other labor union Contract or any Company Plan;

          (e)  any  change  in  the  manner  in  which   contributions   to  any
     Multiemployer Plan are made or the basis on which such contributions are determined;

          (f) any change in financial or tax accounting methods, principles or practices by the Company or any of its Subsidiaries, except insofar as may have been required by a change in GAAP;

          (g) any material election with respect to taxes by the Company or any of its Subsidiaries (other than elections that are consistent with past practice) or any settlement or compromise of any material tax liability or refund that is reasonably likely to have a material and adverse effect on the tax liability of the Company or any of its Subsidiaries after the Effective Time;

          (h) any revaluation by the Company or any of its Subsidiaries of any material assets of the Company or any of its Subsidiaries; or

          (i) any sale, lease, license or other disposition of, or subjecting to any Lien, any assets of the Company or any of its Subsidiaries (including Intellectual Property Rights), except in the ordinary course of business consistent with past practice.

     Section 3.09. Litigation. Except as set forth in Section 3.09 of the Company Disclosure Letter, there is no claim, suit, action, investigation or other proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties or other assets, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against, or, to the Knowledge of the Company, investigation, proceeding, notice of violation, order of forfeiture or complaint by any Governmental Authority involving, the Company or any of its Subsidiaries. "2005 Stockholder Litigation" shall mean the litigation matters identified as "2005 Stockholder Litigation" in Section 3.09 of the Company Disclosure Letter.

     Section 3.10. Contracts.

          (a) Neither the Company nor any of its Subsidiaries is a party or is bound or otherwise has rights or benefits under, and none of their respective properties or other assets is bound by or subject to, any Contract that is of a nature required to be filed as an exhibit to a report or filing under the Securities Act or the Exchange Act, other than any such Contract that is filed as an exhibit to the Filed Company SEC Documents. Except for Contracts filed as exhibits to the Filed Company SEC Documents and purchase orders entered into in the ordinary course of business consistent with past practice (but not the Contracts pursuant to which such purchase orders were issued), Section 3.10 of the Company Disclosure Letter sets forth (with specific reference to the Subsection to which it relates), as of the date hereof, a true and complete list of, and the Company has provided the Parent access to true and complete copies of (collectively, the Contracts required to be listed in the Company Disclosure Letter, "Section 3.10 Contracts"):

               (i) each Contract of the Company or any of its Subsidiaries involving aggregate annual payments by or to the Company or any of its Subsidiaries, of more than $100,000, other than any Contract set forth on Section 3.13, 3.14(a) or 3.16(a) of the Company Disclosure Letter;

               (ii) (A) all Contracts pursuant to which any indebtedness of the Company or any of its Subsidiaries is outstanding or may be incurred (collectively, "debt obligations"), (B) all Contracts of or by the Company or any of its Subsidiaries guaranteeing any debt obligations of any other person (other than the Company or any of its Subsidiaries), including the respective aggregate principal amounts outstanding as of the date hereof, and (C) all Contracts involving any "keep well" arrangements or pursuant to which the Company or any of its Subsidiaries has agreed to maintain any financial statement condition of another person;

               (iii) all Contracts between the Company or any of its Subsidiaries and any vendor or supplier of the Company or any of its Subsidiaries to whom the Company or any of its Subsidiaries has paid or has an annual payment obligation to, and each customer of the Company or any of its Subsidiaries who has paid or is obligated to pay the Company and its Subsidiaries, in excess of $400,000 in either 2004 or to date in 2005 (each such vendor, supplier or customer, a "Major Business Partner");

               (iv) (A) all  Contracts  pursuant  to which the Company or any of its Subsidiaries has agreed not to, or which, following the consummation of the Merger, could restrict the ability of Parent or any of its Subsidiaries, including the Company and its Subsidiaries to compete with any person in any business or in any geographic area or to engage in any business or other activity, including any restrictions relating to "exclusivity" or any similar requirement in favor of any person other than the Company or any of its Subsidiaries or pursuant to which any benefit is required to be given or lost as a result of so competing or engaging, and (B) all Contracts pursuant to which the Company or any of its Subsidiaries has agreed not to, or which, following the consummation of the Merger, could restrict the ability of Parent or any of its Subsidiaries, including the Company and its Subsidiaries to solicit or to hire any person for positions in which annual compensation would be expected to exceed $100,000 to work for the Company or any of its Subsidiaries (either as an employee or as an independent contractor or other agent) or pursuant to which any benefit is required to be given or lost as a result of so soliciting or hiring;

               (v) all Contracts of the Company or any of its Subsidiaries granting the other party to such Contract or a third party "most favored nation" or similar status;

               (vi)  all   Contracts   to  which  the  Company  or  any  of  its
          Subsidiaries is party granting any license to, or franchise in respect of, any material right, property or other asset;

               (vii) all joint venture, limited liability company, partnership or other similar Contracts (including all amendments thereto) in which the Company or any of its Subsidiaries holds an interest;

               (viii) all confidentiality, standstill or similar Contracts to which the Company or any of its Subsidiaries is a party that impose restrictions on the activities of the Company or any of its
          Subsidiaries or that, following the Effective Time, would impose restrictions on the activities of Parent or any of its Subsidiaries, including the Surviving Corporation;

               (ix) all Contracts by the Company or any of its Subsidiaries that restrict the payment of dividends or the repurchase of securities; and

               (x) all Contracts by the Company or any of its Subsidiaries that relate to the making of any loan to or investment in any person; and

               (xi)  all  Contracts   providing  for  indemnity   (including  an
          obligation to advance funds for expenses) by the Company or any of its Subsidiaries.

          Neither the Company nor any of its Subsidiaries is in material violation or breach of or in default under (nor, to the Knowledge of the Company, does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation or breach of or default under) any Contract to which it is a party or is bound or by which it or any of its properties or other assets is bound by or subject to or otherwise under which the Company or any of its Subsidiaries has any rights or benefits. Except as set forth in Section 3.10 of the Company Disclosure Letter, no approval or consent of, or notice to, any person is needed in order that each Section 3.10 Contract shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the transactions contemplated by this Agreement.

          (b) No person that was a Major Business Partner at any time after January 1, 2004 has terminated (including delivering a notice to the Company having such effect) any Section 3.10 Contract or any of its existing relationships with the Company or any of its Subsidiaries or failed to renew or requested any amendment to any Section 3.10 Contract that is material and adverse to the Company or any of its Subsidiaries.

     Section 3.11. Compliance with Laws.

          (a) Except with respect to Environmental Laws and taxes, which are the subject of Sections 3.12 and 3.15, respectively, each of the Company and its Subsidiaries is, and since January 1, 2002, has been, in compliance in all material respects with (a) all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Authority (collectively, "Laws") applicable to it, its personnel, properties or other assets or its business or operations, and (b) all material permits, licenses, variances, exemptions, authorizations, operating certificates, franchises, orders and approvals of all Governmental Authorities (collectively, "Permits") issued to the Company or any of its Subsidiaries. None of the Company and its Subsidiaries have received, since January 1, 2002, a notice or other written communication alleging or relating to a possible material violation of any Law applicable to it, its personnel, properties or other assets or its businesses or operations. The Company and its Subsidiaries have in effect all Permits necessary for them to own, lease or operate their properties and other assets and to carry on their businesses operations as now conducted. All Permits are listed on Section
     3.11 of the Company Disclosure Letter. There is no event that has occurred that has resulted in or, to the Knowledge of the Company, is reasonably likely to result in the revocation, cancellation, nonrenewal or adverse modification of any Permit.

          (b) The Company and its Subsidiaries are in compliance in all material respects with all statutory and regulatory requirements under the Arms Export Control Act (22 U.S.C. 2778), the International Traffic in Arms Regulations (22 C.F.R. ss. 120 et seq.), the Export Administration Regulations (15 C.F.R. ss. 730 et seq.) and associated executive orders, and the Laws implemented by the Office of Foreign Assets Controls, United States Department of the Treasury (collectively the "Export Control Laws"). Neither the Company nor any of its Subsidiaries has received any communication that alleges that the Company or a Subsidiary is not, or may not be, in compliance with, or has, or may have, any material liability under, the Export Control Laws.

          (c) The Company and its Subsidiaries are in compliance in all material respects with all statutory and regulatory requirements under (i) the anti-bribery provisions of the Foreign Corrupt Practices Act (15 U.S.C. ss.ss. 78dd-1 and 78dd-2), (ii) the books and records provisions of the Foreign Corrupt Practices Act as they relate to any payment in violation of the anti-bribery provisions of the Foreign Corrupt Practices Act, (iii) the Organization for Economic Cooperation and Development Convention Against Bribery of Foreign Public Officials in International Business Transactions and (iv) local anti-corruption and bribery laws in jurisdictions in which the Company and the Company Subsidiaries are operating (collectively, the "Anti-Bribery Laws"). Neither the Company nor any of its Subsidiaries has received any communication that alleges that the Company, a Subsidiary or any agent thereof is, or may be, in violation of, or has, or may have, any material liability under, the Anti-Bribery Laws.

     Section 3.12. Environmental Matters. Except as disclosed in the Company SEC Documents or as set forth in Section 3.12 of the Company Disclosure Letter, (i) Hazardous Materials (as hereinafter defined) have not at any time been generated, used, treated or stored on, or transported to or from or released or disposed of on any Company Property (as hereinafter defined) or, to the knowledge of the Company, any property adjoining or adjacent to any Company Property, except in material compliance with Environmental Laws (as hereinafter defined) and so as not to give rise to an Environmental Claim (as hereinafter defined), (ii) the Company and each of its Subsidiaries is in compliance in all material respects with all Environmental Laws and the requirements of any Permits issued under such Environmental Laws with respect to any Company Property, (iii) there are no past, pending or, to the Knowledge of the Company, threatened Environmental Claims against the Company or any of its Subsidiaries or any Company Property, (iv) there are no facts or circumstances, conditions or occurrences regarding any Company Property or, to the Knowledge of the Company, any property adjoining or adjacent to any Company Property, that is reasonably likely (A) to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or any Company Property or (B) to cause such Company Property to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law, (v) there are not now and never have been any underground storage tanks located on any Company Property or, to the Knowledge of the Company, on any property adjoining or adjacent to any
Company Property and (vi) no Company Property is listed on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq. or state equivalent lists and laws.

     For  purposes  of this  Agreement,  the  following  terms  shall  have  the following meanings: (i) "Company Property means any real property and improvements at any time owned, leased, used, operated or occupied by the Company or any of its Subsidiaries; (ii) "Hazardous Materials" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (B) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous substances," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any applicable Environmental Law; and (C) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority; (iii) "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law in effect and in each case as amended as of the date hereof and the Effective Time, and any judicial or administrative interpretation thereof as of the date hereof and the Effective Time, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. ss.9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 3808 et seq.; the Occupational Safety and Health Act, 29 U.S.C. ss.ss. 651 - 678 (1999); and the Oil Pollution Act, 33 U.S.C. ss.ss. 2701 - 2706 (1999); and (iv) "Environmental Claims means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law (for purposes of this subclause (iv), "Claims") or any permit issued under any such Environmental Law, including (A) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (B) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

     Section 3.13. Employees and Labor.


          (a) Section 3.13 of the Company Disclosure Letter sets forth (i) a true and complete list of all collective bargaining Contracts and similar labor union Contracts to which the Company or any of its Subsidiaries is a party or is otherwise bound, (ii) a true and complete list of all current or pending arbitrations to which any collective bargaining Contract or similar labor union Contract is applicable or relating to any labor union or similar organization or any member thereof. No other collective bargaining Contracts or similar labor union Contracts with the employees or their representatives and/or the trade unions exist and/or are applied with the Company other than those disclosed in Section 3.13 of the Company Disclosure Letter. Except to the extent covered by a collective bargaining Contract or similar labor union Contract as set forth on Section 3.13 of the Company Disclosure Letter, (A) none of the employees of the Company or any of its Subsidiaries (the "Employees") is represented in his or her capacity as an Employee by any labor union or similar organization, (B) the Company and its Subsidiaries have not recognized any labor organization as the collective bargaining agent of any Employees with respect to employment with the Company or any of its Subsidiaries and (C) after January 1, 2002, no labor union or similar organization has attempted to organize or otherwise made a claim to represent the Employees and no such action is pending or threatened. After January 1, 2002, neither the Company nor any of its Subsidiaries has experienced any lockout or work slowdown or stoppage, and there is no labor dispute or work slowdown or stoppage pending, or, to the Knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries.

          (b) (i) Each of the Company and its Subsidiaries is, and at all times since January 1, 2002, has been, in compliance in all material respects with all federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice, (ii) no unfair labor practice complaint against the Company or any of its Subsidiaries is pending, or to the Knowledge of the Company, threatened before the National Labor Relations Board, and (iii) the Company and its Subsidiaries have not experienced any material labor difficulty since January 1, 2002, (iv) there has been no "mass layoff" or "plant closing" by the Company or any of its Subsidiaries as defined in the Federal Workers Adjustment Retraining And Notification Act ("WARN) or any state law equivalent, or any other mass layoff or plant closing that would trigger notice pursuant to WARN or any state law equivalent, within (90) days prior to the Effective Time.

          (c) No liability has been incurred by the Company for breach of any employment agreement, plant agreement, collective bargaining Contract, or for compensation for wrongful dismissal or unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employment or for any other liability accruing from the termination or variation of any contract of employment or for services or from the violation of any statutory labor law, including the applicable laws regarding the protection of disabled persons.

          (d) The Company has no obligations (including the obligation to restore employment relationships that have been terminated) arising from the termination or cancellation of any of its employment agreements with any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries.

          (e) All salaries, wages, bonuses, commissions and other emoluments relating to the directors, officers and employees of the Company have always been paid when due and to the extent this is not the case are reflected and accrued in the records of the Company.

          (f) All foreign nationals employed with the Company hold valid work permits, if necessary, and are in compliance with any rules or regulations imposed by the relevant country.

          (g) No independent contractor of the Company may be characterized as an employee in connection with the determination to provide or pay any benefits in respect of such person or to pay or withhold any taxes or required withholdings.

     Section 3.14. Employee Benefit Plans.


          (a) Section 3.14(a) of the Company Disclosure Letter sets forth a true and complete list of (i) all "employee benefit plans", as defined in
     Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other material employee benefit or compensation plans, programs, policies, arrangements or payroll practices maintained or required to be maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributed or is obligated to contribute thereunder for any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries (the "Company Plans") and (ii) all Company Benefit Agreements. Except with respect to the multiemployer plans, within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA or Section 414(f) of the Code, each of which is set forth on Section 3.14(a) of the Company Disclosure Letter (the "Multiemployer Plans"), none of the Company and its Subsidiaries has incurred or is reasonably likely to incur any liability under Section 412 of the Code or Title IV of ERISA with respect to any ongoing, frozen or terminated employee benefit plan. Except as set forth in item A.16 of
     Section 3.14(a) of the Company Disclosure Letter, none of the Company Plans provides for postemployment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and at the sole expense of the participant or the participant's beneficiary.

          (b) The Company has provided Parent access to true and complete copies of the following documents, with respect to each of the Company Plans (other than any Multiemployer Plan) and Company Benefit Agreements, to the extent applicable: (i) such Company Plan or Company Benefit Agreement, all amendments thereto and related trust documents and amendments thereto, (ii) the most recent Forms 5500 and all schedules thereto and the most recent actuarial report, if any, (iii) the most recent Internal Revenue Service (the "IRS") determination letter and any communication from or with the IRS relating to such letter or the subject matter thereof and (iv) summary plan descriptions.

          (c) Each Company Plan (other than the Multiemployer Plans) has been maintained in all material respects in accordance with its terms and, together with the Company and its Subsidiaries, is in compliance in all material respects with all provisions of ERISA, the Code (including rules and regulations thereunder) and other applicable Laws with respect to such Company Plan. There is no pending or, to the Knowledge of the Company, threatened claim, suit, action, investigation or proceeding relating to any Company Plan or Company Benefit Agreement. To the Knowledge of the Company, no "prohibited transaction", breach of fiduciary duty or similar action or omission has resulted in or is reasonably likely to result in the imposition of any material liability, tax or penalty on the Company or any of its Subsidiaries under ERISA, the Code or other applicable Law. During the five years preceding the date hereof, no Company Plan has been terminated and there has been no "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement was not waived.

          (d) The Company Plans (other than the Multiemployer Plans) intended to qualify under Section 401 of the Code are so qualified, and the trusts maintained pursuant thereto are exempt from Federal income taxation under
     Section 501 of the Code, and, to the Knowledge of the Company, nothing has occurred with respect to the Company Plans (other than the Multiemployer Plans) that has caused or is reasonably likely to cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code.

          (e) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Plans (or in the case of any Multiemployer Plan, the applicable collective bargaining agreement or other governing Contract) or by Law (without regard to any waivers granted under Section 412 of the Code) to any funds or trusts established under a Company Plan or in connection therewith have been made by the due date thereof (including any valid extensions).

          (f) Neither the Company nor any of its Subsidiaries has (i) incurred, or is reasonably likely to incur, a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Sections 4203 and 4205, respectively, of ERISA) with respect to any Multiemployer Plan or (ii) received any notice or otherwise reasonably expects that any Multiemployer Plan is or will be "insolvent" or in "reorganization" (within the meaning of Sections 4241 and 4245, respectively, of ERISA). The Company has provided to Parent the most recent estimate available to the Company of the potential withdrawal liability of the Company under each Multiemployer Plan.

          (g) Each Company Plan (other than any Multiemployer Plan) that is an employee welfare benefit plan may be amended or terminated on or after the Closing Date, on notice provided as set forth in Section 3.14(g) of the Company Disclosure Letter, without the incurrence of any material cost or liability by the Company or its Subsidiaries.

          (h) Except as set forth in Section 3.14(h) of the Company Disclosure Letter, no current or former director, officer, employee or consultant of the Company or any of its Subsidiaries, is entitled to any compensation or benefit that could become payable or be provided to such person under the Company Plans and Company Benefit Agreements if such person's employment were terminated immediately after the Closing Date. Except as set forth in
     Section 3.14(h) of the Company Disclosure Letter, neither the execution and delivery of this Agreement or the Principal Stockholders' Agreement nor the consummation of the Merger or any other transaction contemplated hereby or thereby will (i) entitle any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries to, or increase any, severance, change in control, termination or other compensation or benefits (whether alone or in coordination with any other event) or (ii) except pursuant to the Company Stock Plans with respect to Company Stock Options, accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or trigger any other material obligation pursuant to, any Company Plan or Company Benefit Agreement.

          (i) Any amount or economic benefit that could be received (whether in cash or property or in respect of the vesting of property) as a result of the Merger or any other transaction contemplated by this Agreement or the Principal Stockholders' Agreement (alone or in combination with any other event) by any person who is a "disqualified individual" (as such term is defined in Treasury Regulation Section 1.280G-1) with respect to the Company or any of its Subsidiaries would not be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code), and no such person is entitled to receive any additional payment from the Company or any of its Subsidiaries or any other person in the event that the excise tax under Section 4999 of the Code is imposed on such person.

          (j) No deduction by the Company or any of its Subsidiaries in respect of any "applicable employee remuneration" (within the meaning of Section 162(m) of the Code) has been disallowed or is subject to disallowance by reason of Section 162(m) of the Code.

          (k) The Company and its Subsidiaries do not have any material liability or obligations, including under or pursuant to any Company Plan or Company Benefit Agreement, arising out of the hiring of persons to provide services to the Company or any of its Subsidiaries and treating such persons as consultants or independent contractors and not as employees of the Company or its Subsidiaries.

          (l) Except as set forth in Section 3.14(1) of the Company Disclosure Letter, the Company has no obligations with respect to pension payments or contributions for current or former employees or directors except as reflected in the Filed Company SEC Documents.

          (m) The Company has no formal plans or commitments to create any additional pension plan or to modify or change any existing pension plan, nor has the Company communicated any such plans or commitments to any employee.

     Section 3.15. Taxes.


          (a) Each of the Company and its Subsidiaries and any consolidated, combined, unitary, affiliated or aggregate group of which the Company and any of its Subsidiaries is a member (an "affiliated group") has timely filed (taking into account any extension of time within which to file) all Federal, state, local and foreign income and franchise tax returns and all other material tax returns required to be filed by it, all taxes shown due on such tax returns and, except as set forth in item B.5 of Section 3.06 of the Company Disclosure Letter all other taxes as are due, have been paid, and all such tax returns are true and complete in all material respects. Each of the Company and its Subsidiaries has withheld or collected all taxes it was required to withhold and collect, and has timely paid to the proper authorities such taxes withheld or collected to the extent due and payable.

          (b) Neither the Company nor any of its Subsidiaries has been the subject of an audit or other examination of taxes by the taxing authority nor has the Company or any of its Subsidiaries received any notices from any taxing authority relating to any issue which could affect the tax liability of the Company or any of its Subsidiaries. No deficiencies for any taxes have been proposed, asserted or assessed against the Company, any of its Subsidiaries or any affiliated group that are still pending and no Liens for taxes exist with respect to any property or other assets of the Company or any of its Subsidiaries, except for statutory Liens for taxes not yet due or payable or the validity of which is being contested in good faith by appropriate proceedings and as to which adequate reserves have been established on the Company's books and records reflecting the full amount of such contested taxes.

          (c) All assessments for taxes due with respect to such completed and settled examinations or to any concluded litigation have been fully paid or have been adequately reserved on the most recent financial statements included in the Filed Company SEC Documents in accordance with GAAP.

          (d) The Company has provided Parent access to true and complete copies of (i) all income and franchise tax returns of the Company, its
     Subsidiaries and affiliated groups for the preceding three taxable years and (ii) any audit report issued since January 1, 2002 (or otherwise with respect to any audit or proceeding in progress) relating to taxes of the Company, any of its Subsidiaries or any affiliated group.

          (e) Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (in each case, within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355(e) of the Code (A) in the two years preceding the date hereof or (B) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

          (f) Neither the Company nor any of its Subsidiaries (i) has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes, (ii) is presently contesting the tax liability of the Company or any of its Subsidiaries before any court, tribunal or agency or
     (iii) has applied for and/or received a ruling or determination from a taxing authority regarding a past or prospective transaction of the Company or any of its Subsidiaries.

          (g) No claim has ever been made by any taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file tax returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

          (h) There are no tax sharing, allocation, indemnification or similar agreements in effect as between the Company or any predecessor or affiliate thereof and any other party under which the Company or any of its Subsidiaries could be liable for any taxes or other claims of any person.

          (i) Neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of (x) any "excess parachute payment" within the meaning of Section 280G of the Code (or any corresponding provision of state, local or foreign tax law) and (y) any amount that will not be fully deductible as a result of Section 162(m) of the Code (or any corresponding provision of state, local or foreign tax law).

          (j) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

          (k) Each of the Company and its Subsidiaries has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of
     Section 6662 of the Code or a reportable transaction understatement within the meaning of Section 6662A of the Code. Neither the Company nor any of its Subsidiaries has engaged in a transaction that would be reportable by or with respect to the Company or any of its Subsidiaries pursuant to Sections 6011, 6111, or 6112 of the Code. Neither the Company nor any of its Subsidiaries has entered into any transactions that required or will require the filing of Internal Revenue Service Form 8886.

          (l) Neither the Company nor any of its Subsidiaries (x) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which is the Company) or
     (y) has any liability for the taxes of any person (other than the Company or any of its Subsidiaries) under Treasury Regulation section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

          (m) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date or the Effective Time as a result of any: (A) change in method of accounting for a taxable period ending on or before the Closing Date or the Effective Time; (B) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign tax law) executed on or before the Closing Date or the Effective Time; (C) intercompany transaction or excess loss account described in Treasury Regulations under section 1502 of the Code (or any corresponding or similar provision of state, local or foreign tax law); (D) installment sale or open transaction disposition made on or before the Closing Date or the Effective Time; or (E) prepaid amount received on or before the Closing Date or the Effective Time.

          (n) The Company complies and has duly complied with all actions required pursuant to the applicable rules for employment taxes for all employees, officers and directors. The Company has withheld from each payment made to any of its directors, officers and employees the amount of all taxes and contributions required to be withheld and has paid the same together with the Company's share of the same, if any, to the proper tax and other receiving offices within the time required under applicable law.

          (o) For purposes of this Agreement, (i) "taxes" shall mean all Federal, state and local (whether domestic or foreign) income, employment, withholding, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever, including any interest, penalties or additions with respect thereto, imposed by any Governmental Authority, including any liability for the payment of any amounts of the type described above as a result of being a member of an affiliated group or a party to any tax sharing Contract or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any tax, and (ii) "tax returns" shall mean any return, declaration, report, claim for refund, or information return or statement relating to taxes, including any schedule or attachment thereto, and including any amendment thereof.

     Section 3.16. Title to Assets; Leases.


          (a) Section 3.16(a) of the Company Disclosure Letter sets forth a true and complete list of all real property owned by the Company or any of its Subsidiaries ("Owned Real Property"). The Company has provided Parent access to true, correct and complete copies of all conveyance documents, plats and surveys, title policies, declarations, operating agreements, reciprocal easement agreements, service contracts and other similar or related material documents pertaining to the use, ownership, occupation and/or operation of any or all of the Owned Real Property (collectively, the "Ownership Document"). Each of the Company and its Subsidiaries has complied in all respects with the terms of the Ownership Documents to which it is a party, and all such Ownership Documents are in full force and effect.

          (b) Section 3.16(b) of the Company Disclosure Letter sets forth a true and complete list of all leases for real property and interests in real property leased by the Company or any of its Subsidiaries (individually, a "Leased Real Property"). The Company has provided Parent access to true and complete copies of all such leases and agreements. Each of the Company and its Subsidiaries has complied in all material respects with the terms of all leases of the Leased Real Properties to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. The Leased Real Property and Owned Real Property are all of the property used or held for use by the Company and its Subsidiaries.

          (c) Each of the Company and its Subsidiaries has good and marketable fee simple title (or, with respect to any such assets located outside the United States, its equivalent in such other location(s)) to all its Owned Real Property, valid leasehold interests (or, with respect to any such assets located outside the United States, its equivalent in such other location(s)) in its Leased Real Properties, and good and marketable title or valid leasehold interests (or, with respect to any such assets located outside the United States, its equivalent in such other location(s)) in the other assets reflected in the Company's consolidated balance sheet, except for such as have been disposed of in the ordinary course of business consistent with past practice. All such Owned Real Property, Leased Real
     Properties and other assets are free and clear of all Liens other than Permitted Liens (except in the case of a Leased Real Property for any Liens created by the owner of such Leased Real Property).

          (d) Neither the Company nor any Subsidiary has received any written notice, and neither the Company nor any Subsidiary has any Knowledge, that any entity or Governmental Authority considers the operation, use or ownership of the Owned Real Property or the Leased Real Property to have violated any zoning, land use or similar laws, ordinances, rules, regulations or administrative interpretations applicable thereto, or that any investigation has been commenced regarding such possible violation. The present use and operation of the Owned Real Property and the Leased Real Property is in compliance with all existing zoning, land use and similar laws, ordinances, rules, regulations or administrative interpretations applicable thereto. No condemnation or eminent domain proceeding against any part of the Owned Real Property or Leased Property is pending or, to the Knowledge of the Company, threatened. All operating facilities located on the Owned Real Property and the Leased Real Property are supplied with utilities and other services, assuming the operation of such utilities, in such amounts as are reasonably necessary for the current operation of such facilities, including gas, electricity, water, waste water, irrigation, drainage, and similar reasonably required services.

          (e) This Section 3.16 does not relate to any matters with respect to intellectual property, which are addressed in Section 3.17.

          (f) Other than the items listed as exceptions from coverage in (i) that certain owner's title insurance policy issued by Chicago Title Insurance Company having policy number 1410 008192438 UL and insuring CFC International, Inc. in the amount of $1,600,000.00, (ii) that certain owner's title insurance policy issued by Ticor Title Insurance Company of California dated June 11, 1986, having policy number 213035-1 and insuring The Coated Film Company in the amount of $2,500,000; and (iii) that certain title insurance commitment given by Ticor Title Insurance Company of California dated effective May 13, 1986 and having commitment number 213035-2, there are no other exceptions or matters of title that would prevent any or all of the Owned Real Property from being used for the purposes for which, and in the manner in which, such Owned Real Property has traditionally and historically been used by the Company and/or its Subsidiaries.

          (g) Neither the Company nor any of its Subsidiaries is in material violation or breach of or in default under (nor, to the Knowledge of the Company, does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation or breach of or default under) any lease to which it is a party. Except as set forth in
     Section 3.16(b) of the Company Disclosure Letter, no approval or consent of, or notice to, any person is needed in order that each such lease shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the transactions contemplated by this Agreement.

          (h) The buildings, machinery, equipment, and other tangible assets that each Company and its Subsidiaries own or lease are and have been maintained in accordance with such Company's prior practice, and are in good operating condition and repair (subject to normal wear and tear), considering their age and operational use. The assets, properties and rights of the Company and its Subsidiaries as of the Closing Date and after giving effect to the transactions contemplated hereby will be sufficient to conduct the business of the Company and its Subsidiaries as going concern on a basis consistent with past practice.

     Section 3.17. Intellectual Property.


          (a) Section 3.17 of the Company Disclosure Letter sets forth a true and complete list of all trademarks (registered or unregistered), trade mark applications, trade names, service marks, service mark applications, brand names, registered copyrights and applications therefor, patents and patent applications, if any, in each case, owned by or licensed to the Company or any of its Subsidiaries. Each of the Company and its Subsidiaries owns, or is validly licensed or otherwise has the exclusive right to use all Intellectual Property Rights that are material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all Liens other than the Permitted Liens.

          (b) Neither the Company nor any of its Subsidiaries has infringed upon or misappropriated any Intellectual Property Rights of any other person, except for such infringement or misappropriation that individually or in the aggregate would reasonably be expected to result in expense or liability in excess of $250,000. No claims are pending or, to the Knowledge of the Company, threatened that the Company or any of its Subsidiaries is infringing or misappropriating the rights of any person with regard to any Intellectual Property Right.

          (c) To the Knowledge of the Company, no person or persons are infringing the rights of the Company or any of its Subsidiaries with respect to any Intellectual Property Right owned by the Company or any of its Subsidiaries. No claims are pending or, to the Knowledge of the Company, are threatened against the Company or any of its Subsidiaries with regard to the ownership by the Company or any of its Subsidiaries of any of their respective Intellectual Property Rights.

          (d) As used in this Agreement, "Intellectual Property Rights" shall mean all intellectual property rights arising from or in respect of the following, whether protected, created, or arising under the laws of the United States or any other jurisdiction: patents, trademarks (registered or unregistered), trade names, domain names, service marks, brand names, trade dress, and other indications of origin, together with the goodwill associated with the foregoing and registrations of, and applications to register, the foregoing, including any extension, modification or renewal of any such registration or application; computer programs, technical know-how, trade secrets and confidential information and rights to limit the use or disclosure thereof by any person; registrations or applications for registration of copyrights, and any renewals or extensions thereof; any similar intellectual property or proprietary rights similar to any of the foregoing, including all rights in and privileges with respect to customer databases; and licenses.

          (e) Neither the Company nor any of its Subsidiaries is in material violation or breach of or in default under (nor, to the Knowledge of the Company, does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation or breach of or default under) any agreement with respect to Intellectual Property Rights to which it is a party. Except as set forth in Section 3.17 of the Company Disclosure Letter, no approval or consent of, or notice to, any person is needed in order that each such agreements shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the transactions contemplated by this Agreement.

     Section  3.18.   Customer  Accounts   Receivable.   All  customer  accounts
receivable of the Company or any of its Subsidiaries have arisen from bona fide transactions in the ordinary course of business consistent with past practice.

     Section 3.19. Approval and Adoption Requirements. The only approval or consent of the holders of any class or series of capital stock necessary to adopt this Agreement and approve the Merger and the other transactions contemplated hereby is the affirmative vote of the holders of a majority of outstanding votes attributed to the outstanding shares of Company Common Stock and Company Preferred Stock, voting together as a single class (the "Stockholder Approval"), which the parties hereto expect to obtain by written consent pursuant to Section 228 of the DGCL. The execution and delivery to the Secretary of the Company of written consents, in the form attached to the Principal Stockholders' Agreement, is sufficient to adopt this Agreement and approve the Merger and the other transactions contemplated hereby, and no other corporate proceedings are necessary to adopt or approve this Agreement or to consummate the Merger or the other transactions contemplated hereby.

     Section 3.20. State Takeover Statutes. Prior to the date of this Agreement, the Board of Directors of the Company has taken all action necessary, assuming the accuracy of the representations given by the Parent and Merger Sub in
Section 4.08, to render inapplicable to this Agreement, the Principal Stockholders' Agreement, the Merger and the other transactions contemplated hereby and thereby, the provisions of Section 203 of the DGCL ("Section 203") to the extent, if any, Section 203 would otherwise be applicable to this Agreement, the Principal Stockholders' Agreement, the Merger and the other transactions contemplated hereby or thereby. No other state takeover or similar statute or regulation is applicable to this Agreement, the Principal Stockholders' Agreement, the Merger or the other transactions contemplated hereby or thereby.

     Section 3.21. Transactions with Affiliates. Except as set forth in the Filed Company SEC Documents and except for compensation arrangements between the Company or any of its Subsidiaries, on the one hand, and any director or officer of the Company or any of its Subsidiaries, on the other hand, entered into in the ordinary course of business consistent with past practice, Section 3.21 of the Company Disclosure Letter sets forth, (i) a true and complete list of all Contracts between, among or involving the Company or any of its Subsidiaries, on the one hand, and any director or officer of the Company or any of its Subsidiaries or any of the Affiliates thereof, on the other hand and (ii) a description of all payments (including dividends, distributions, loans, service or trade payments, salary, bonuses, payments under any management, consulting, monitoring or financial advisory Contract, advances or otherwise) made to or received from the Company or any of its Subsidiaries, on the one hand, and any Affiliate of the Company or any of its Subsidiaries, on the other hand, after January 1, 2002. Except as expressly disclosed in Section 3.21 of the Company Disclosure Letter, no such payments have been so made or received since January 1, 2002, or are required to be so received as of or after the date hereof. Except as expressly disclosed in Section 3.21 of the Company Disclosure Letter, none of the Contracts between the Company or any of its Subsidiaries, on the one hand, and any Principal Company Stockholder or any of the Affiliates thereof, on the other hand, will continue in effect subsequent to the Closing, and all obligations of the Company or any of its Subsidiaries thereunder will have been satisfied.

     Section 3.22. Suppliers and Customers. Section 3.22 of the Company Disclosure Letter contains a list of the top ten suppliers and customers of the Company and its Subsidiaries (by volume in dollars of purchases) for the two fiscal years ended December 31, 2004 and for the nine (9) month period ended September 30, 2005 (the "Major Suppliers" and "Major Customers", respectively). Except as set forth in Section 3.22 of the Company Disclosure Letter, the Company has no Knowledge that a Major Supplier or Major Customer will stop or materially reduce the aggregate volume of its supply or purchase of materials, products or services to or from the Company and its Subsidiaries (whether as a result of the consummation of the transactions contemplated hereby or otherwise), that a Major Supplier intends significant price increases, that a Major Customer has received or intends to seek significant price decreases or that the relationship between the Company and its Subsidiaries with the Major Suppliers and Major Customers would otherwise be materially affected.

     Section 3.23. Insurance. Section 3.23 of the Company Disclosure Letter lists all policies of fire, liability, workmen's compensation, life, property and casualty and other insurance owned or held by the Company or any of its Subsidiaries. Except as set forth in Section 3.23 of the Company Disclosure Letter, all such policies of insurance (a) are in full force and effect and (b) will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries is in default with respect to its obligations under any of such insurance policies, nor has the Company or any Subsidiary received any notice of cancellation of any insurance policy. No insurance carrier has denied coverage for any claim asserted by the Company or its Subsidiaries since January 1, 2002, nor has any insurance carrier declined to provide any coverage to the Company or any of its Subsidiaries since January 1, 2002.

     Section 3.24. Inventory. Except as set forth in Section 3.24 of the Company Disclosure Letter, the inventory of the Company and its Subsidiaries (a) is usable or salable in the ordinary course of business, except to the extent of reserves for obsolescence recorded in the September 30, 2005 balance sheet; (b) is sufficient but not excessive in kind or amount for the conduct of the Business as it is presently being conducted; (c) meets the quality control standards of the Company; (d) is not held on consignment from third parties; (e) is not subject to any Encumbrance; (f) is carried on the books of the Company at an amount which reflects valuations not in excess of the lower of cost or market determined in accordance with generally accepted accounting principles applied on a consistent basis and (g) has not been consigned to any third party.

     Section 3.25. Sufficiency of Assets. The assets of the Company and its Subsidiaries are in all material respects sufficient to conduct the Business as it is presently being conducted, are suitable and adequate for the purposes for which such assets are currently used and are in good condition and repair for their present use in the Business.

     Section 3.26. Brokers and Other Advisors. No broker, investment banker, financial advisor or other person, other than Lincoln Partners, LLC, Houlihan Lokey, Howard & Zukin Capital, Inc., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent true and complete copies of all Contracts under which such fees or expenses are payable and all indemnification and other Contracts related to the engagement of the persons to whom such fees or expenses are payable.

     Section 3.27. Opinion of Financial Advisor. The Company's Board of Directors has received the opinion of Houlihan Lokey, Howard & Zukin Financial Advisors, Inc. in customary form, to the effect that, as of the date of such opinion, the consideration to be received in the Merger by the common stockholders of the Company is fair from a financial point of view to such stockholders, a complete and correct signed copy of which has been delivered to Parent by the Company. The Company has been authorized by Houlihan Lokey, Howard & Zukin Financial Advisors, Inc. to permit the inclusion of such fairness opinion (or a reference thereto) in the Information Statement.

                                   ARTICLE IV

             Representations and Warranties of Parent and Merger Sub

     Except as set forth in the disclosure letter delivered by Parent to the Company dated as of the date hereof and certified by a duly authorized officer of Parent (the "Parent Disclosure Letter") (each section of which qualifies the correspondingly numbered representation, warranty or covenant to the extent specified therein and such other representations, warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to such other representation, warranty or covenant readily apparent), each of Parent and Merger Sub represents and warrants to the Company as follows:

     Section 4.01. Organization, Standing and Corporate Power. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority to carry on its business as now being conducted.

     Section 4.02. Authority; Noncontravention.


          (a) Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and, in the case of Parent, the Principal Stockholders' Agreement and to consummate the Merger and the other transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Parent and Merger Sub and the Principal Stockholders' Agreement by Parent and the consummation of the Merger and the other transactions contemplated hereby and thereby and the compliance by Parent and Merger Sub, as the case may be, with the provisions of this Agreement and the Principal Stockholders' Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub (and immediately following the signing hereof will have been adopted by Parent as the sole stockholder of Merger Sub), and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize or approve this Agreement or to consummate the Merger or the other transactions contemplated hereby and thereby. This Agreement and the Principal Stockholders' Agreement have been duly executed and delivered by Parent and Merger Sub, as applicable, and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, such agreements constitute legal, valid and binding obligations of Parent and Merger Sub, as applicable, enforceable against Parent and Merger Sub, as applicable, in accordance with each of their respective terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other Laws affecting creditors' rights generally from time to time in effect).

          (b) The execution and delivery of this Agreement and the Principal Stockholders' Agreement do not, and the consummation of the Merger and the other transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof do not and will not, conflict with, or result in any violation or breach of, or constitute a default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, or to the loss of a benefit under, or result in the creation of any Lien upon any of the properties or other assets of Parent or Merger Sub under (i) the certificate of  incorporation  or By-laws of each of Parent and Merger Sub,
     (ii) any Contract to which Parent or Merger Sub is a party or is bound or any of their respective properties or other assets is bound by or subject to or otherwise under which Parent or Merger Sub has any rights or benefits or (iii) subject to the governmental filings and other matters referred to in Section 4.03, any Law applicable to Parent or Merger Sub or their respective properties or other assets, other than, in the case of clauses
     (ii) and (iii) above, any such conflicts, violations, breaches, defaults, rights, results, losses or Liens that individually or in the aggregate are not reasonably likely to impair in any material respect the ability of each of Parent and Merger Sub to perform its obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of the Merger or any of the other transactions contemplated by this Agreement.

     Section 4.03. Governmental Approvals. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement or the Principal Stockholders' Agreement by Parent and Merger Sub, as applicable, or the consummation by Parent and Merger Sub of the Merger or the other transactions contemplated hereby or thereby, except for (i) the filing of a pre-merger notification and report form by Parent under the HSR Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) the filing with the SEC of (x) a Schedule 13D as a result of entering into the Principal Stockholders' Agreement and (y) such reports under the Exchange Act as may be required in connection with this Agreement, the Principal Stockholders' Agreement, the Merger and the other transactions contemplated hereby and thereby and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate is not reasonably likely to impair in any material respect the ability of each of Parent and Merger Sub to perform its obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement.

     Section 4.04. Information Supplied. None of the information supplied in writing by Parent or Merger Sub specifically for inclusion or incorporation by reference in the Information Statement will, on the date it is first mailed to the stockholders of the Company contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     Section 4.05. Litigation. There is no claim, suit, action, investigation or other proceeding pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries that individually or in the aggregate is reasonably likely to impair in any material respect the ability of each of Parent and Merger Sub to perform its obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding, or, to the Knowledge of Parent, investigation, proceeding, notice of violation, order of forfeiture or complaint by any Governmental Authority involving, Parent or any of its Subsidiaries that individually or in the aggregate is reasonably likely to impair in any material respect the ability of each of Parent and Merger Sub to perform its obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of the Merger or any of the other transactions contemplated by this Agreement.

     Section 4.06. Ownership and Operations of Merger Sub. Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has engaged in no other business activities other than in connection with the transactions contemplated hereby.

     Section 4.07. Financing. Parent has obtained a commitment letter (the "Commitment Letter") from The Royal Bank of Scotland PLC and RBS Securities Corporation addressed to Parent which, on the terms and subject to the conditions thereof, provides for a $68 million Senior Secured and Revolving Credit Facility. A true, complete and correct copy of the Commitment Letter has been furnished to the Company. As of the date hereof, the Commitment Letter has not been terminated.

     Section 4.08. Interested Stockholder. Neither Parent nor Merger Sub, nor any of their "affiliates" or "associates" have been "interested stockholders" of the Company at any time within the three years prior to the date of this Agreement, as those terms are used in Section 203 of the DGCL.

     Section 4.09. No Capital Ownership. Neither Parent nor Merger Sub owns any shares of capital stock of the Company.

     Section 4.10. Brokers and Other Advisors. No broker, investment banker, financial advisor or other person, other than Quad-C or its affiliates, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

                                    ARTICLE V

                    Covenants Relating to Conduct of Business

     Section 5.01. Conduct of Business.


          (a) Conduct of Business by the Company. During the period from the date hereof to the Effective Time, except as provided in Section 5.01 of the Company Disclosure Letter, as consented to in writing by Parent or as specifically and expressly required or permitted by this Agreement, the Company shall, and shall cause each of its Subsidiaries to, (i) carry on its businesses and operations in the ordinary course consistent with past practice, (ii) continue all advertising, pricing, sales, inventory, receivables, payables, customer credit and proprietary credit card operations and currency hedging practices, in the ordinary course consistent with past practice (to the extent consistent with this Section 5.01(a)) and (iii) use all commercially reasonable efforts to preserve intact its assets, brands, licenses, technology, Intellectual Property Rights and business organizations, keep available the services of its current officers and employees and preserve in accordance with past practice its relationships with suppliers, licensors, licensees, distributors, customers and others having business dealings with it and maintain its franchises, rights, Contracts and Permits, with the intention that its goodwill and ongoing business shall be unimpaired as of the Effective Time. Without limiting the generality of the foregoing, during the period from the date hereof to the Effective Time, except as consented to in writing by Parent, as provided in Section 5.01 of the Company Disclosure Letter or as specifically and expressly required or permitted by this Agreement, the Company shall not, and shall not, directly or indirectly, cause or permit any of its Subsidiaries to:

               (i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or other assets) in respect of, any of its capital stock, or other equity or voting interests, other than dividends or distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent, (B) split, combine or reclassify any of its capital stock, or other equity or voting interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or other equity or voting interests, (C) purchase, redeem or otherwise acquire any shares of capital stock, or other equity or voting interests, or any other securities of the Company or any of its Subsidiaries or any warrants, options or other rights to acquire any such shares or other securities or (D) take any action that could result in any amendment, modification or change of any term of any debt security of the Company or any of its Subsidiaries;

               (ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other equity or voting interests or any securities convertible into, or exchangeable for, or any warrants, options or other rights to acquire or receive, any such shares, interests or securities or any "phantom" stock, "phantom" stock rights or awards, stock appreciation rights, stock-based performance units or any other rights that are linked in any way to the price of Company Common Stock or the value of the Company or any part thereof (other than the issuance of shares of Company Common Stock upon the conversion of the Convertible Note or the exercise of Company Stock Options, or Company Preferred Stock Option or rights under the ESPP outstanding (as set forth in Section 3.03) on the date hereof in accordance with their terms on the date hereof);

               (iii) amend or propose to amend the Company Certificate or Company By-laws or the comparable charter or organizational documents of any Subsidiary of the Company;

               (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any material assets;

               (v) sell, lease, license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or other assets or any interest therein, to a third party, in the aggregate, in excess of $150,000 except for sales of inventory or excess or obsolete assets in the ordinary course of business consistent with past practice, or allow any assets or properties to become subject to any Lien other than Permitted Liens;

               (vi) (A) incur or commit to incur any indebtedness (other than any incurrence of indebtedness associated with (1) the issuance of letters of credit on behalf of the Company or any of its Subsidiaries, which letters of credit are issued in the ordinary course of business consistent with past practice or (2) foreign currency transactions entered into in the ordinary course of business consistent with past practice) or issue or sell any debt securities or warrants, options or other rights to acquire any debt securities of the Company or any of its Subsidiaries, (B) repurchase or prepay any indebtedness or debt securities of the Company or any of its Subsidiaries or any third person, (C) guarantee any indebtedness or debt securities of another person or enter into any "keep well" or other Contract to maintain any financial statement condition of another person or (D) make any loans, advances (other than in respect of travel expenses advanced to employees in the ordinary course of business consistent with past practice) or capital contributions to, or investments in, any other person, other than the Company or any direct or indirect wholly owned Subsidiary of the Company;

               (vii) incur or commit to incur any capital expenditure, or any obligations or liabilities in connection therewith, except as set forth in the capital expenditure budget provided to Parent;

               (viii)  (A)  pay,   discharge,   settle  or  satisfy  any  claims
          (including   claims  of  any  stockholders  of  the  Company  and  any
          stockholder litigation relating to this Agreement, the Principal Stockholders' Agreement, the Merger or any other transaction contemplated hereby or thereby), liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of claims, liabilities or obligations (x) in the ordinary course of business consistent with past practice, (y) for an immaterial amount of money or (z) with the proceeds of any insurance recoveries in respect of such claims, liabilities or obligations under insurance policies of the Company or its Subsidiaries (provided that payments, discharges, settlements and satisfactions under subsections (x), (y) and (z) shall not have and shall not be reasonably likely to have a material and adverse effect or include the admission of liability, or (B) waive, release, grant or transfer any right of material value, other than in the ordinary course of business consistent with past practice, or (C) waive any material benefits of, agree to modify, fail to enforce or consent to any matter with respect to which its consent is required under any confidentiality, standstill or similar Contract to which the Company or any of its Subsidiaries is a party;

               (ix) grant to any  director,  officer,  employee or consultant of the Company or any of its Subsidiaries any increase in (A) compensation, bonus or other benefits or (B) severance or termination pay, in each case, except (1) as required by any Company Plan or Company Benefit Agreement as in effect on the date hereof, (2) increases in cash compensation in the ordinary course of business consistent with past practice and (3) increases to retain any employee that has notified the Company that he or she intends to terminate his or her employment with the Company or one of its Subsidiaries so long as such increases do not exceed $10,000 for any individual employee or $150,000 in the aggregate;

               (x) (A) enter into, amend or terminate any Company Plan or Company Benefit Agreement, (B) accelerate, fund or secure the vesting or payment of compensation or benefits under any Company Plan or Company Benefit Agreement, in each case except for the entry into of employment agreements with new hires in the ordinary course of business consistent with past practice or as required by any Company Plan or Company Benefit Agreement as in effect on the date hereof or
          (C) adopt, enter into, amend or terminate any collective bargaining Contract or other labor union Contract;

               (xi) except as required by GAAP or applicable Law, make any change in its fiscal year, revalue any of its material assets or make changes in financial or tax accounting methods, principles or practices;

               (xii) make any material election with respect to taxes (other than elections that are consistent with past practice) or enter into any settlement or compromise of any material tax liability or refund;

               (xiii) enter into any lease of real property;

               (xiv) modify, amend, terminate or permit the lapse of any Contract relating to the lease of any real property, any reciprocal easement agreement or any operating agreement pertaining to, real property;

               (xv) maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice;

               (xvi) take any action if such action is reasonably likely to result in (A) any representation and warranty of the Company set forth in this Agreement that is qualified as to materiality becoming untrue, or (B) any such representation and warranty that is not so qualified becoming untrue in any material respect;

               (xvii) enter into any Contract of the type described in Section 3.10(a)(iv), (v) or (viii);

               (xviii) alter through merger, liquidation, reorganization, restructuring, sale of shares or in any other fashion the corporate structure or ownership of the Company or any Subsidiary of the Company or adopt any plan with respect to any of the foregoing; or

               (xix) propose, resolve, authorize, agree or commit to take any of the foregoing actions.

          (b) Litigation. The Company shall promptly provide to Parent written notice and copies of all pleadings and correspondence in connection with any claim, suit, action, investigation or other proceeding before or by a Governmental Authority against the Company or its directors relating to the transactions contemplated by this Agreement or by the Principal Stockholders' Agreement. Without limiting the generality of the foregoing, the Company shall give Parent the opportunity to participate in the defense of any litigation against the Company or its directors relating to the transactions contemplated by this Agreement or by the Principal Stockholders' Agreement.

          (c) Certain Tax Matters. During the period from the date hereof to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, cause any and all existing tax sharing Contracts, tax indemnity obligations and similar Contracts, arrangements and practices with respect to taxes to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is otherwise bound to be terminated as of the Closing Date so that after such date neither the Company nor any of its Subsidiaries shall have any further rights or liabilities thereunder. If applicable, the Company shall deliver to Merger Sub at the Closing a certificate, in compliance with Treasury Regulations
     Section 1.1445-2, certifying that the transactions contemplated hereby are exempt from withholding under Section 1445 of the Code. If the Company reasonably believes that the delivery of such certificate is not applicable or cannot be provided at the Closing, then, at least 10 days prior to the Closing, the Company shall deliver to Parent a written statement setting forth the reasons as to why such delivery is inapplicable and withholding not required. In such a case, Parent shall take whatever steps it deems necessary to comply with its withholding obligations under Section 1445 of the Code.

          (d) Advice of Changes. The Company shall promptly advise Parent orally and in writing of (i) any Effect that has had or is reasonably likely to have a Material Adverse Effect and (ii) upon obtaining Knowledge thereof, any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate such that the conditions set forth in Article VII would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     Section 5.02. No Solicitation by the Company.


          (a) No Solicitation. From the date hereof until the Effective Time or the earlier termination of this Agreement in accordance with Article VIII, except as described in this Section 5.02, the Company shall not, and it shall cause its Subsidiaries and its and their officers, directors or employees or the investment bankers, financial advisors, attorneys, accountants or other representatives retained by it or any of the Subsidiaries not to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing information which has not been previously publicly disseminated), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal (as defined in Section 5.02(f)(i)); (ii) participate in any way in any discussions or negotiations regarding any Takeover Proposal; (iii) furnish or disclose to any person (other than Parent) any information with respect to, or take any other action to facilitate or in furtherance of any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Takeover Proposal; (iv) approve, endorse or recommend any Takeover Proposal; or (v) enter into any agreement related to any Takeover Proposal (an "Alternative Acquisition Agreement") or any agreement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any transaction contemplated by this Agreement. The Company shall cease, and shall cause its Subsidiaries to cease, each of the foregoing actions, and shall cause its officers, directors, employees, financial advisors, attorneys and other advisors to cease, any and all such existing actions.

          (b) Notification of Takeover Proposals. As promptly as reasonably practicable (and, in any event, within 48 hours) after receipt by the Company or any of its Subsidiaries of any Takeover Proposal or any written request for nonpublic information or inquiry relating to a Takeover Proposal, the Company shall provide Parent with oral and written notice of the material terms and conditions of such Takeover Proposal, request or inquiry, and the identity of the Person making such Takeover Proposal, request or inquiry and a copy of all written materials provided from the Person making such Takeover Proposal in connection with such Takeover Proposal, request or inquiry. The Company shall provide Parent as promptly as reasonably practicable (and, in any event within 48 hours) copies of all correspondence and other written materials reasonably relating to the Takeover Proposal, request or inquiry and the status and details thereof (including material amendments or proposed material amendments) and notice of all changes in the aggregate amount of consideration contemplated by the Takeover Proposal. The Company shall promptly provide oral updates to Parent, upon request by Parent, regarding all material developments with respect to such Takeover Proposal.

          (c) Superior Proposals. Notwithstanding anything to the contrary contained in this Section 5.02, in the event that (i) the Company receives an unsolicited written bona fide Takeover Proposal on or before the thirtieth (30th) calendar day following the date hereof (the "Initial Proposal Deadline") and the Board of Directors (or a committee thereof) has in good faith concluded (based upon the advice of its financial advisor) that such Takeover Proposal is a Superior Proposal (as defined in Section 5.02(f)(ii)), and (ii) the Board of Directors (or a committee thereof) concludes in good faith, following consultation with its outside legal counsel and independent financial advisor that the failure to do any of the following would be reasonably likely to constitute a breach of its fiduciary duties to the Company's stockholders under applicable law
     (without regard, if applicable, to the existence of the Principal Stockholders' Consent), then, (i) after providing written notice of its decision to take such action to the Parent (the "Company Notice") and (ii) on or before the fifth (5th) Business Day following the thirtieth (30th) calendar day following the last date on which a Person making a Takeover Proposal has made its first Takeover Proposal (which the Board of Directors (or a committee thereof) has in good faith concluded (following consultation with its financial advisor) is, or could reasonably be expected to lead to, a Superior Proposal) which is received by the Company following the execution hereof and on or before the Initial Proposal Deadline (such date, the "Final Change Deadline"), it may:

               (A) request information from the person making such Takeover Proposal for the purpose of the Board of Directors informing itself about the Takeover Proposal that has been made and the Person that made it;

               (B) furnish information with respect to the Company to the person making such Takeover Proposal pursuant to a customary confidentiality agreement the benefits of the terms are which no more favorable to the person making such Takeover Proposal than the Confidentiality Agreement in any material respect; provided that such confidentiality agreement shall not prohibit disclosure to Parent of the terms and conditions of such Takeover Proposal, including the identity of the Person making such Takeover Proposal and any material changes thereto; and

               (C) engage in discussions or negotiations with the Person making such Takeover Proposal regarding such Takeover Proposal.

               (d) Change of Recommendation. Following the receipt of an unsolicited Takeover Proposal received by the Company on or before the Initial Proposal Deadline that as of the Final Change Deadline is a Superior Proposal, the Board of Directors (or a committee thereof) may, on or before the Final Change Deadline, cause the Company to terminate this Agreement pursuant to Section 8.01(d)(i) and (x) enter into or seek to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal or (y) in the case of a Superior Proposal that is a tender offer or exchange offer made directly to its stockholders, recommend that its stockholders accept the tender or exchange offer (any such termination, whether caused by the Board of Directors or a committee thereof, and actions described under clause
          (x) or (y) above, a "Change of Recommendation"), if all of the following conditions in clauses (i) through (iv) are met:

                    (i) the  Superior  Proposal  has been  made and has not been withdrawn and continues to be a Superior Proposal;


                    (ii)  the  Company  has (A)  provided  to  Parent  five  (5)
               Business Days' prior written notice (a "Change of Recommendation Notice") which shall state expressly (x) that it has received a Superior Proposal, (y) the material terms and conditions of the Superior Proposal and the identity of the Person making the Superior Proposal, and (z) that it intends to effect a Change of Recommendation and the manner in which it intends to do so, (B) provided to Parent all materials and information made available to the person making the Superior Proposal in connection with such Superior Proposal not otherwise made available to Parent, and (C) during such five (5) Business Day period, if requested by Parent, engaged in good faith negotiations to amend this Agreement in such a manner that the Takeover Proposal which was determined to be a Superior Proposal no longer is a Superior Proposal (for purposes of such determination, if the consideration offered in a Superior Proposal is other than cash, Parent shall be deemed to have "matched" such Superior Proposal for purposes of the amount of consideration of such Superior Proposal if the aggregate consideration offered by Parent has a value that is not less than the value of the consideration offered in the Superior Proposal, as determined in good faith by the Board of Directors (or a committee thereof), after consultation with and taking into account the advice of its outside legal counsel and financial advisor);

                    (iii) the Company shall have paid to Parent the  Termination
               Fee and Expenses referred to in Section 6.05 if required by this Agreement; and

                    (iv) the Company shall have complied with this paragraph (d)
               and shall not have breached in any material respect any of the other provisions set forth in this Section 5.02.

          (e)  Compliance  with Tender  Offer Rules.  Nothing  contained in this
     Section 5.02 or in Section 6.06 shall prohibit the Company from taking and disclosing to its stockholders a position with respect to a Takeover Proposal by a third party to the extent required by Rule 14d-9(a) or Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders required by law; provided, however, neither the Company nor the Board of Directors nor any committee thereof shall, except as in accordance with Section 5.02(d), effect or propose publicly to effect a Change of Recommendation.

          (f)  Definitions.  For  purposes  of  this  Agreement:

               (i) "Takeover Proposal" means any inquiry, proposal or offer from any Person other than Parent or its subsidiaries, affiliates or representatives relating to any acquisition, purchase, lease, sale, issuance or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise of at least a majority of the assets of the Company and its Subsidiaries on a consolidated basis or at least a majority of the voting power represented by the equity securities of the Company or the Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning at least a majority of the voting power represented by the equity securities of the Company or the Subsidiaries, or any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of the Subsidiaries, or any combination of the foregoing, other than the transactions contemplated by this Agreement.

               (ii) "Superior Proposal" means any bona fide Takeover Proposal submitted to the Company or the Board of Directors (or any committee thereof) which did not result from a breach of this Section 5.02 and which the Board of Directors (or any committee thereof) concludes in good faith after (A) taking into account all relevant factors, facts and circumstances, including (x) the respective terms, conditions and structure of the transaction contemplated by this Agreement and the transaction contemplated by such Takeover Proposal, including pricing terms, the type of consideration, financing conditions and contingencies, regulatory conditions and impediments, other conditions, termination rights, break-up or similar fees, expense reimbursement obligations and the timing of the closing of the transaction, (y) the likelihood that each such transaction will be consummated and (z) any changes to the terms of this Agreement which have been proposed by Parent, and (B) consulting with its financial advisor and/or other advisors, is, given all relevant factors, more favorable to the Company's stockholders from a financial point of view than the terms of the transactions contemplated by this Agreement (including any changes to the terms of this Agreement which have been proposed by Parent).

          (g) Immediately following a request by Parent, the Company shall request each person or entity which has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any portion thereof to return all confidential information heretofore furnished to such person or entity by or on behalf of the Company.

                                   ARTICLE VI

                              Additional Agreements

     Section 6.01. Preparation of the Information Statement.

          (a) As promptly as practicable following the date hereof, the Company shall prepare and file with the SEC the Information Statement in preliminary form pursuant to Regulation 14C promulgated under the Exchange Act. Each of the Company and Parent shall use commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect to the Information Statement and to cause the Information Statement to be mailed to the Company's stockholders as promptly as practicable following the date hereof. Each of the Company and Parent shall furnish all information concerning such person to the other as may be reasonably requested in connection with the preparation, filing and distribution of the Information Statement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Information Statement and shall provide Parent with copies of all correspondence between it and its Representatives, on the one hand, and the SEC and its staff, on the other hand. Notwithstanding the foregoing, prior to filing or mailing the Information Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent an opportunity to review and comment on such document or response, (ii) shall include in such document or response all comments reasonably proposed by Parent and (iii) shall not file or mail such document or respond to the SEC prior to receiving the consent of Parent, such consent not to be unreasonably withheld.

          (b) Immediately following the execution and delivery of this Agreement, this Agreement will be submitted to the record holders of the shares of Company Common Stock beneficially owned by the Principal Company Stockholders for adoption and approval. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to this
     Section 6.01 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any Takeover Proposal.

          (c) In addition to the actions specified in Sections 6.01(a) and (b), the Company, from time to time, shall promptly take, or shall cause its executive officers to promptly take, any action required under Section 228 of the DGCL necessary to give operative effect to the Principal Stockholder Consent.

     Section 6.02. Access to Information; Confidentiality. Subject to applicable Laws relating to the exchange of information, the Company shall afford, and shall cause each of its Subsidiaries to afford, upon reasonable advance notice, to Parent and Parent's Representatives, reasonable access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all of its and its Subsidiaries' properties and other assets, books, contracts, commitments, records, directors, officers, employees, attorneys, accountants, and auditors and other advisors and, during such period, the Company shall furnish promptly, and shall cause each of its Subsidiaries to furnish promptly, to Parent (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities Laws, (ii) all organizational documents, stock certificates and other evidences of equity interests, stockholders' registers and other registers of equity interests, minute books, certificates of good standing, authorizations to do business and certified accounts of each Subsidiary of the Company and (iii) all other information concerning its and its Subsidiaries' business, properties and personnel as Parent may reasonably request. Except for disclosures expressly permitted by the terms of the confidentiality agreement, dated as of November 5, 2004, between Parent and the Company (as it may be amended from time to time, the
"Confidentiality Agreement"). Parent shall hold, and shall cause its Representatives to hold, all confidential information received from the Company, directly or indirectly, under this Agreement or otherwise in confidence in accordance with the Confidentiality Agreement.

     Section 6.03. Commercially Reasonable Efforts.


          (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use, except as otherwise provided below, its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from, and the giving of any necessary notices to, Governmental Authorities and the making of all necessary registrations, declarations and filings (including filings with Governmental Authorities, if any), and the taking of all acts as may be necessary to obtain any such action, nonaction, waiver, consent, approval, order or authorization, and
     (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the first sentence of this Section 6.03(a), each of the Company and its Board of Directors shall (x) take all action necessary (and not otherwise prohibited by this Agreement) to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Principal Stockholders' Agreement, the Merger or any of the other transactions contemplated hereby or thereby and (y) if any state takeover statute or similar statute becomes applicable to this Agreement, the Principal Stockholders' Agreement, the Merger or any of the other transactions contemplated hereby or thereby, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement or by Principal Stockholders' Agreement may be consummated as promptly as practicable on the terms contemplated hereby or thereby and otherwise to minimize the effect of such statute or regulation on this Agreement, the Principal Stockholders' Agreement, the Merger and the other transactions contemplated hereby or thereby.

          (b) In addition to and without limitation of the foregoing, each of Parent, Merger Sub and the Company undertakes and agrees to file as promptly as practicable after the date hereof, a Notification and Report Form under the HSR Act with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice (and
     shall file as promptly as practicable any form or report required by any other Governmental Authority relating to antitrust, competition, trade or other regulatory matters). Each of Parent and the Company shall (i) respond as promptly as practicable to any inquiries or requests received from any Governmental Authority for additional information or documentation and (ii) not extend any waiting period under the HSR Act or enter into any Contract with any Governmental Authority not to consummate the transactions contemplated by this Agreement, except with the written consent of the other parties hereto. Parent and the Company shall take any and all commercially reasonable steps necessary to avoid or eliminate each and every impediment under any antitrust, competition or trade law that may be asserted by any Governmental Authority with respect to the Merger so as to enable the Effective Time to occur as promptly as reasonably practicable and to avoid any suit or proceeding that would otherwise have the effect of preventing or delaying the Effective Time; provided, however, that Parent shall not be required to, and the Company and its Subsidiaries shall not, without the written consent of Parent, agree or proffer to divest or hold separate, enter into any licensing or similar arrangement with respect to, or take any other action with respect to (A) any of the properties, other assets (whether tangible or intangible) or any portion of any business of Parent or any of its Subsidiaries or (B) any of the properties, other assets (whether tangible or intangible) or any portion of any business of the Company or any of its Subsidiaries, other than, in the case of this clause (B), any such action that is not reasonably likely to have a Material Adverse Effect. Each party hereto shall (x) promptly notify the other party of any written communication to that party or its Affiliates from any Governmental Authority and, subject to applicable Law, permit the other party to review in advance any proposed written communication to any of the foregoing, (y) not agree to participate, or to permit its Affiliates to participate, in any substantive meeting or discussion with any Governmental Authority with respect of any filings, investigation or inquiry concerning this Agreement or the Merger unless it consults with the other party in advance and, to the extent permitted by such Governmental Authority, gives the other party the opportunity to attend and participate thereat, and (z) furnish the other party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between them and their Affiliates and their respective Representatives, on the one hand, and any Governmental Authority or members of their respective staffs, on the other hand, with respect to this Agreement and the Merger.

     Section 6.04. Indemnification, Exculpation and Insurance.


          (a) Parent and Merger Sub agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring as of or prior to the Effective Time (and any rights relating to the advancement of expenses) existing as of the date hereof in favor of the current or former directors, officers, employees or agents of the Company and its Subsidiaries (each, an "Indemnitee") as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and indemnification Contracts in existence as of the date hereof between the Company or its Subsidiaries and any of them shall be assumed by the Surviving Corporation, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms. Such rights shall not be amended, or otherwise modified in any manner that would adversely affect the rights of the Indemnitees, unless such modification is required by Law. In addition, the Surviving Corporation shall pay any related expenses of any Indemnitee under this Section 6.04(a) as incurred to the fullest extent permitted under applicable Law (including expenses incurred to determine whether indemnification or exculpation is available), provided that the person to whom expenses are advanced provides an undertaking to repay such advances to the extent required by applicable Law. Parent shall take any and all actions necessary to ensure that the Surviving Corporation complies with and honors the foregoing obligation as in effect on the date hereof, including providing funds, if necessary, to permit the Surviving Corporation to comply with its obligations under this Section 6.04(a).

          (b) Parent, from and after the Effective Time, shall cause (i) the certificate of incorporation and by-laws of the Surviving Corporation to contain provisions no less favorable with respect to the limitation of certain liabilities of directors, officers, employees and agents and indemnification than are set forth as of the date of this Agreement in the Company Certificate and the Company By-laws and (ii) the certificate of incorporation and by-laws (or similar organizational documents) of each Subsidiary of the Surviving Corporation to contain provisions no less favorable with respect to the limitation of certain liabilities of directors, officers, employees and agents and indemnification than those in effect as of the date hereof and set forth in the certificate of incorporation or by-laws (or similar organizational documents) of the applicable Subsidiary of the Company, which provisions, in the case of clauses (i) and (ii), shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnitees.

          (c) For six years after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, obtain and maintain director's and officers' liability insurance with respect to acts, errors or omissions occurring prior to the Effective Time ("Run-Off Insurance"). Such Run-Off Insurance shall (i) solely be negotiated and implemented by the Parent or its agents, (ii) provide coverage for each person or entity covered by the Company's current directors and officers liability insurance policy as in effect on the date hereof, (iii) not be cancelable by the Parent, its agents or the Surviving Corporation during the six year term of such Run-Off Insurance and (iv) be no less favorable with respect to coverage terms and amounts in any material respect than the Company's current directors' and officers' liability insurance policy as in effect on the date hereof; provided, however, that in no event shall Parent, any of its Subsidiaries or the Surviving Corporation be obligated or required to pay aggregate premiums for insurance under this Section 6.04(c) in any annual coverage period in excess of 275% of the amount of the aggregate premiums paid by the Company for the period from September 1, 2005 to, and including, August 31, 2006, for such purpose (which premiums for such period are hereby represented and warranted by the Company to be $49,000); provided that Parent shall nevertheless be obligated to provide such coverage in any annual coverage period as may be obtained for such 275% amount. Subject to this Section 6.04(c), the Parent or its agents shall have the right to substitute the insurance company providing the Company's current director's and officer's liability insurance policy with another financially sound insurance company.

          (d) The provisions of this Section 6.04 are (i) intended to be for the benefit of, and will be enforceable by, each Indemnitee, his or her heirs and his or her Representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

          (e) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, Parent shall cause proper provision to be made so that the successor and assign of the Surviving Corporation, as the case may be, assumes the obligations set forth in this Section 6.04.

          (f) The obligations of Parent and the Surviving Corporation under this
     Section 6.04 shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 6.04 applies without the consent of the affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 6.04 applies shall be third party beneficiaries of this Section 6.04).

     Section 6.05. Fees and Expenses.


          (a) Except as provided in Section 6.05(b), all fees and expenses incurred in connection with this Agreement, the Principal Stockholders' Agreement, the Merger and the other transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not the Merger or any such other transaction is consummated, provided however that Parent and the Company will each pay fifty percent (50%) of all of the filing fees for the pre-merger notification and report forms under the HSR Act.

          (b) (i) The Company will pay to Parent a fixed expense reimbursement amount of $2,500,000 ("Expense Reimbursement") and a termination fee in an amount equal to $2,500,000 ("Termination Fee"):

               (A) if this  Agreement  is  terminated  by  Company  pursuant  to
          Section 8.01(d)(i);

               (B) if this Agreement is terminated by Parent pursuant to Section 8.01(e); or

               (C) if (1) this Agreement is terminated by Parent or the Company pursuant to Section 8.01(b), and (2) a Takeover Proposal has been made after the date of this Agreement, and (3) within twelve (12) months of the date of such termination the Company enters into an Alternative Acquisition Agreement with any person or entity other than Parent or any of its affiliates.

          (ii) If this Agreement is terminated by Parent pursuant to Section 8.01(f), the Company shall pay the Parent the Expense Reimbursement, but shall not be required to pay the Termination Fee. If this Agreement is terminated by the Company pursuant to Section 8.01(d)(ii), the Company shall not be required to pay the Parent either the Expense Reimbursement or Termination Fee.

          (iii) The Company shall make any payments required by this Section 6.05(b) in immediately available funds within three (3) business days of
     (A) the date of termination in the case of termination pursuant to Section 8.01(d)(i), Section 8.01(e) or Section 8.01(f), or (B) the date of the execution of such Alternative Acquisition Agreement under the circumstances contemplated by Section 6.05(b)(i).

     Section 6.06. Public Announcements. Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Principal Stockholders' Agreement, the Merger and the other transactions contemplated hereby and thereby, and shall not issue any such press release or make any such public statement without the consent of the other party, such consent not to be unreasonably withheld or delayed, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

     Section 6.07. Employee Matters.


          (a) For a period of not less than twelve months after the Effective Time, Employees who continue their employment after the Effective Time ("Affected Employees") shall receive employee benefits substantially comparable in the aggregate to the Company Plans listed on Section 3.14(a) of the Company Disclosure Letter according to their terms as in effect immediately prior to the Effective Time (excluding for all purposes stock-based plans and other equity-based compensation arrangements). Notwithstanding the foregoing, for a period of not less than less than 18 months after the Effective Time, Parent shall cause the Surviving Corporation to maintain those Company Benefit Agreements set forth in
     Section 6.07 of the Company Disclosure Letter with respect to Affected Employees and not to amend such plan in a manner that is adverse to any Affected Employee.

          (b) For purposes of any applicable waiting period, vesting eligibility and benefit entitlement (but excluding benefit accruals under any defined benefit pension plan), following the Effective Time, Parent shall, or shall cause its Affiliates to, recognize each Affected Employee's service with the Company or any of its Subsidiaries prior to the Effective Time as service with Parent and its Affiliates in connection with any tax-qualified pension plan, 401(k) savings or other retirement plan and welfare benefit plan (including paid time off, vacations and holidays) maintained by Parent or any of its Affiliates in which such Affected Employee participates, but only (i) to the extent such service was recognized under a comparable plan of the Company immediately prior to the Effective Time and (ii) to the extent the recognition of such service would not result in a duplication of benefits. Parent shall, or shall cause its Affiliates to, waive any pre-existing condition exclusions, evidence of insurability provisions, waiting period requirements or any similar provision under any of the welfare plans maintained by Parent or any of its Affiliates in which Affected Employees participate following the Effective Time to the extent such limitations and restrictions were waived or satisfied under the applicable  Company  Plan  immediately  prior  to the  Effective  Time.  In addition, Affected Employees shall receive credit for any co-payments, deductibles and annual out-of-pocket expenses incurred under the welfare plans of the Company or any of its Affiliates during the calendar year in which the Effective Time occurs, but prior to the Effective Time, for purposes of the corresponding co-payments, deductibles and annual out-of-pocket expenses under welfare plans of Parent or any of its Affiliates for the calendar year in which the Effective Time occurs.

          (c) Prior to the Effective Time, the Company and each of the Executives shall take all such steps as may be required to cause the transactions contemplated by Section 2.03 and any other dispositions of Company equity securities (including derivative securities) in connection with this Agreement or the transactions contemplated hereby by each individual who is a director or officer of the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

          (d) Nothing contained in this Section 6.07 or elsewhere in this Agreement shall be construed to prevent, from and after the Effective Time, the termination of employment of any individual Affected Employee or any change in the particular employee benefits available to any such individual Affected Employee or the amendment or termination of any particular Company Plan or Company Benefit Agreement in accordance with the terms of such Company Plan or Company Benefit Agreement.

     Section 6.08 Principal Stockholders' Agreement. Concurrently herewith, the Principal Stockholders entered into the Principal Stockholders' Agreement with Parent in substantially the form attached hereto as Exhibit A.

     Section 6.09 Section 16 Matters. Prior to the Effective Time, Parent and the Company shall use all reasonable efforts to approve in advance in accordance with the procedures set forth in Rule 16b-3 promulgated under the Exchange Act and the Skadden, Arps, Slate, Meagher & Flom LLP SEC No-Action Letter (January 12, 1999) any dispositions of securities of the Company (including derivative securities with respect to securities of the Company, including any Company Preferred Stock or Company Options) resulting from the transactions contemplated by this Agreement by each officer or director of the Company who is subject to
Section 16 of the Exchange Act (or who will become subject to Section 16 of the Exchange Act as a result of the transactions contemplated hereby) with respect to equity securities of the Company.

     Section 6.10 Stock Plans; Company Preferred Stock Option. The Board of Directors (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and the Company shall amend the Company Stock Plans, Company Preferred Stock Option and take the actions described on Schedule 6.10 to effectuate the treatment of each outstanding Company Stock Option at the Effective Time as contemplated by Section 2.03(a) and (b). The Board of Directors (or, if appropriate, any committee thereof) shall adopt such resolutions and take such other action as may be necessary to terminate, as of the Effective Time, any plan, program or arrangement providing for the prospective issuance or grant of any interest in respect of the capital stock of the Company or any of the Subsidiaries.

     Section 6.11 Indemnification Obligations of Roger F. Hruby as an Individual


          (a) Roger F. Hruby agrees to indemnify the Parent and the Company against any and all Company Transaction Costs and Stockholder Litigation Costs that exceed, in aggregate, $1,688,000; provided that the Company shall remit to Roger F. Hruby promptly after receipt payments received by the Company under the Company's director and officers liability insurance or other insurance policies with respect to Stockholder Litigation Costs up to the amount of such Stockholder Litigation Costs that were paid by Roger
     F. Hruby pursuant to this Section 6.11(a).

          (b) Roger F. Hruby agrees to indemnify the Parent and the Company against any and all Appraisal Shares Amounts with respect to up to 400,000 Appraisal Shares; provided that if there are more than 400,000 Appraisal Shares, Parent may terminate the Agreement, unless Roger F. Hruby, at his sole option, agrees in writing to indemnify the Parent and the Company against all Appraisal Shares Amounts with respect to all Appraisal Shares and to amend this Section 6.11(b) to such effect.

          (c) For purposes of this Section 6.11,

               (i) "Stockholder Litigation Costs" shall mean any amounts payable by the Company or the Parent after September 20, 2005 as a result of litigation commenced by the Company's stockholders against the Company with respect a sale or proposed sale of the Company (including the Merger), including without limitation the 2005 Stockholder Litigation.

               (ii) "Company Transaction Costs" means all costs and fees paid or incurred by the Company after September 20, 2005 in connection with the Merger and other transactions contemplated by this Agreement, including without limitation, investment banking fees and fairness opinion fees, accounting fees, and legal fees and expenses (excluding Stockholder Litigation Costs and Appraisal Shares Amounts) and in each case determined after giving effect to any tax benefit to be received by the Company with respect to the payment of such costs and fees.

               (iii) "Appraisal Shares Amounts" shall mean any amounts paid or incurred by the Company in connection with the exercise of appraisal rights by stockholders of the Company in accordance with Section 262 of the DGCL that exceed the amounts that would have been paid by the Parent to the holders of Appraisal Shares as Common Stock Merger Consideration if such holders had not exercised appraisal rights with respect to such Appraisal Shares, including without limitation, (i) legal fees and expenses of the Company and (ii) payments of the fair value of Appraisal Shares, and interest as applicable, to holders of Appraisal Shares in accordance with Section 262 of the DGCL.

                                   ARTICLE VII

                              Conditions Precedent

     Section 7.01. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party hereto to effect the Merger is subject to the satisfaction or waiver by such party on or prior to the Closing Date of the following conditions:

          (a) Stockholder Approval; Information Statement. The Stockholder Approval shall have been obtained and a period of at least twenty calendar days shall have elapsed from the date the Information Statement was first mailed to the Company's stockholders.

          (b)  Antitrust.   The  waiting  period  (and  any  extension  thereof)
     applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

          (c) No Injunctions or Restraints. No (i) temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any Governmental Authority or (ii) Law that, in either case, has the effect of preventing the consummation of the Merger (collectively, "Restraints") shall be in effect.

     Section 7.02. Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties.

               (i) The representations and warranties of the Company contained in Sections 3.03, 3.08(a), 3.09, 3.10(a)(iv), (v) and (viii), 3.11(b)
          and 3.11(c) that are qualified as to materiality or Material Adverse Effect shall be true and correct and those not so qualified shall be true and correct in all material respects, in each case, as of the date hereof and as of the Closing Date, with the same effect as if made as of the Closing Date (or, if given as of a specific date, as of such date);

               (ii) the representations and warranties of the Company contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true and correct as of the date hereof and as of the Closing Date with the same effect as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), except where the failure to be true and correct is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; and

               (iii) Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to the effect of the preceding clauses (i) and
          (ii).

          (b) Performance of Obligations of the Company. The Company and its Subsidiaries shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (c) Non-competition Arrangements. The Company and each of Roger F. Hruby and Dennis Lakomy shall have signed and delivered the Non-competition Agreements, containing substantially the terms as provided in the attached Exhibit C.

          (d) No Litigation. (i) There shall not be pending any claim, suit, action, investigation or other proceeding, whether judicial or administrative, brought or threatened by any Governmental Authority (A) challenging or seeking to restrain or prohibit the consummation of the Merger, (B) seeking to prohibit or limit in any material respect the ownership or operation by the Company, Parent or any of their respective Affiliates of the properties, other assets (whether tangible or intangible) or any portion of any business of the Company and its Subsidiaries or Parent and its Subsidiaries or to require any such person to dispose of or hold separate any of the properties, other assets (whether tangible or intangible) or any portion of any business of the Company and its Subsidiaries or Parent and its Subsidiaries, in each case, as a result of the Merger or (C) seeking to prohibit Parent or any of its Affiliates from effectively controlling in any material respect the properties, other assets (whether tangible or intangible) or any portion of any business of the Company and its Subsidiaries.

          (e) Dissenters Rights. The Company shall not have received from the holders of more than 400,000 shares of Company Common Stock, notice of intention to demand appraisal of their shares pursuant to Section 262(d) of the DGCL, provided that this condition shall be deemed satisfied if Roger
     F. Hruby has delivered the written amendment to Section 6.11(b) of this Agreement as provided in that Section.

          (f) Resignations. Roger F. Hruby shall have resigned as an officer and director of the Company and each of the other directors of the Company shall have resigned as a director of the Company.

          (g) Intellectual Property Matters. The Company shall have used commercially reasonable efforts to clarify and correct the chain of title with respect to Patent Nos. 6,017,410, 6,837,960 and 6,632,533.

          (h) Financing. Parent shall have closed and obtained the proceeds contemplated by the Commitment Letter, a copy of which has been provided to the Company.

          (i) Executives. Neither Dennis Lakomy nor Gregory Jehlik shall have died or suffered any injury, sickness or mental illness or other condition which has resulted in, or is reasonably likely to result in, his "disability" (as defined in the Company's executive disability insurance plan).

          (j) Foundation Documents. The Company shall have provided Parent with the foundation documents ("Grundungsdokumente") of CFC Europe GmbH and CFC International (Europe) GmbH within fourteen (14) days after the date hereof, which foundation documents shall evidence the valid existence of such entities.

     Section 7.03. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality, shall be true and correct as of the date hereof and as of the Closing Date with the same effect as if made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), except where the failure to be true and correct is not reasonably likely to impair in any material respect the ability of each of Parent and Merger Sub to perform their obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of the Merger or any of the other transactions contemplated by this Agreement. The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

          (b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

     Section 7.04. Frustration of Closing Conditions. None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in
Section 7.01, 7.02 or 7.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use its commercially reasonable efforts, as the case may be, to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 6.03.

                                  ARTICLE VIII

                        Termination, Amendment and Waiver

     Section 8.01. Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after receipt of the Stockholder Approval:

          (a) by mutual written consent of Parent and the Company;

          (b) by either Parent or the Company, (i) if the Merger shall not have been consummated on or before April 15, 2006 (the "Outside Date") for any reason; provided, however, that the right to terminate this Agreement under this clause 8.01(b)(i) shall not be available to any party hereto whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; or (ii) if any Restraint having the effect set forth in Section 7.01(c) shall be in effect and shall have become final and nonappealable;

          (c) by Parent, (i) if the Company shall have materially breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform
     (A) would give rise to the failure of a condition set forth in Section 7.02(a) or (b) and (B) is incapable of being cured by the Outside Date or is capable of being cured by the Outside Date but the Company is not diligently attempting, or has ceased to diligently attempt, to cure such breach or failure after its receipt of written notice thereof from Parent; or (ii) if any Restraint having the effect of granting or implementing any relief referred to in Section 7.02(d) shall be in effect and shall have become final and nonappealable;

          (d) by the Company, (i) if the Board of Directors shall have effected a Change of Recommendation; provided, however, that it shall be a condition to the exercise of this right of termination that it shall have complied with the conditions to taking such action set forth in Section 5.02(d); or
     (ii) if Parent shall have materially breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.03(a) or (b) and (B) is incapable of being cured by the Outside Date or is capable of being cured by the Outside Date but Parent is not diligently attempting, or has ceased to diligently attempt, to cure such breach or failure after its receipt of written notice thereof from the Company;

          (e) by Parent if (i) the Company, or its Board of Directors, as the case may be, shall have (A) entered into any agreement, arrangement or understanding with respect to any Takeover Proposal other than the Merger,
     (B) withdrawn or modified, or proposed to withdraw or modify, in a manner adverse to Parent, its approval and recommendation of the Merger and this Agreement, (C) approved or recommended, or proposed to approve or recommend, any Takeover Proposal other than the Merger or (D) announced a neutral position with respect to any Takeover Proposal other than the Merger and does not reject such Takeover Proposal within three (3) Business Days of the announcement of such neutral position, (ii) the Company's Board of Directors or any committee thereof shall have failed to reaffirm its approval and recommendation of the Merger and the Merger Agreement within three (3) Business Days of Parent's request for such reaffirmation, or
     (iii) the Company or the Company's Board of Directors or any committee thereof shall have resolved to do any of the foregoing; or

          (f) by Parent if the conditions set forth in Section 7.02(e) are not satisfied.

     Section 8.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no further force or effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, other than the provisions of Section 3.26, Section 4.10, the last sentence of Section 6.02, Section 6.05, this Section 8.02 and Article IX, which provisions shall survive such termination, and except to the extent that such termination results from the willful breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     Section 8.03. Amendment. This Agreement may be amended by the parties hereto at any time before or after receipt of the Stockholder Approval; provided, however, that after such approval has been obtained, there shall be made no amendment without obtaining the further approval of the stockholders of the Company if such further approval is required by Law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 8.04. Extension; Waiver. At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein; provided, however, that, after the Stockholder Approval has been obtained, there shall be granted no extension or waiver without obtaining the further approval of the stockholders of the Company if such further approval is required by Law in connection with such extension or waiver. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Any such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent inaccuracy or noncompliance. The failure or delay of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

     Section 8.05. Procedure for Termination, Amendment or Waiver. A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver of any provision of this Agreement pursuant to Section 8.04 shall, in order to be effective, require (i) approval by the board of directors of each party hereto that is required to act in connection with such termination, amendment, extension or waiver pursuant to
Section 8.01, 8.03 or 8.04, as the case may be, and (ii) to the extent required by Section 8.03 or 8.04, approval by the Company's stockholders.

                                   ARTICLE IX

                               General Provisions

     Section 9.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     Section 9.02. Notices. Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed given if delivered personally, or sent by overnight courier (providing proof of delivery) or transmitted by facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          if to Parent or Merger Sub, to:

                           CFCI Holdings, Inc
                           c/o Quad-C Management, Inc
                           230 East High Street
                           Charlottesville, VA 22902
                           Attention: Stephen M. Burns
                           Facsimile No.: 434-979-1145

                           with a copy to:

                           McGuireWoods LLP
                           One James Center
                           Richmond, VA 23219
                           Attention: Leslie A. Grandis
                           Facsimile No.: 804-775-1061

                  if to the Company, to:

                           CFC International, Inc.
                           500 State Street
                           Chicago Heights, IL  60411
                           Attention: Dennis Lakomy, Chief Financial Officer Facsimile No.: 708-758-3976

                           with a copy to:

                           Holland & Knight LLP
                           1 Mid America Plaza, 10th Floor
                           Oak Brook Terrace, IL  60181
                           Attention: Carl A. Neumann, Esq.
                           Facsimile No.: 630-954-2112

          Any such notice shall be effective (i) if delivered personally, when received, (ii) if sent by overnight courier, when receipted for and (iii) if sent by facsimile, when transmitted to the facsimile number set forth above, when so transmitted if transmitted during normal business hours at the location to which it is transmitted or upon the opening of business on the next business day if transmitted other than during normal business hours at the location to which it is transmitted.

     Section 9.03. Definitions. For purposes of this Agreement:

          (a) an "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

          (b) "business day" means a day except a Saturday, a Sunday or other day on which the SEC or banks in the Chicago, Illinois or New York, New York are authorized or required by Law to be closed.

          (c) "Knowledge" of any person that is not an individual means, with respect to any matter in question, (i) the knowledge of such person's executive officers and other officers having primary responsibility for such matter and (ii) those facts and other matters that the foregoing persons would reasonably been expected to discover or otherwise become aware in the course of conducting a reasonable investigation concerning the existence thereof.

          (d) "Permitted Liens" means (i) Liens that do not and could not be reasonably expected to materially interfere with the conduct of the Company's business as currently conducted and do not and could not be reasonably expected to adversely affect in any material respect the use or value of the Company's assets as currently operated and (ii) Liens granted in connection with the Credit Agreement.

          (e) "person" means an individual, corporation, partnership, limited liability company, joint venture, joint stock company, Governmental Authority, association, trust, unincorporated organization or other entity.

          (f) A "Subsidiary" of any person means another person of which (i) an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person or (ii) such first person is a general partner.

     Section 9.04. Interpretation. When a reference is made in this Agreement to an Article, a Section, Subsection, Exhibit or Schedule, such reference shall be to an Article of, a Section or Subsection of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "hereto", "hereby", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words "date hereof" shall refer to the date of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any Contract or statute defined or referred to herein or in any Contract that is referred to herein means such Contract or statute as from time to time amended, modified or supplemented, including (in the case of Contracts) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

     Section 9.05. Counterparts. This Agreement may be executed in one or more counterparts (including by telecopy), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 9.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Confidentiality Agreement and the Principal Stockholders' Agreement (i) constitute the entire agreement, and supercede all prior agreements, understandings and negotiations, both written and oral, among the parties with respect to the subject matter of this Agreement, the Confidentiality Agreement and the Principal Stockholders' Agreement and (ii) except for the provisions of Article II and Section 6.04, are not intended to confer upon any person other than the parties hereto (and their respective successors and assigns) or thereto (and their respective successors and assigns) any rights or remedies.

     Section 9.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Illinois, regardless of the Laws that might otherwise govern under applicable principles of conflict of laws thereof.

     Section 9.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the written consent of the other parties, except that (i) Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned Subsidiary of Parent, provided that no such assignment shall relieve Merger Sub of any of its obligations hereunder, and (ii) Parent and Merger Sub may assign, in their sole discretion, any of or all their rights and interests in this Agreement to any institutional lender of Parent or Merger Sub as security for obligations to such lender in respect of the financing arrangements entered into in connection with the transactions contemplated herein and any refinancings, extensions, refundings or renewals thereof. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     Section 9.09. Jurisdiction; Waiver of Jury Trial.


          (a) Each of the parties hereto hereby agrees that any claim, suit, action or other proceeding, directly or indirectly, arising out of, under or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware (and each agrees that no such claim, action, suit or other proceeding relating to this Agreement shall be brought by it or any of its Affiliates except in such court), and the parties hereto hereby irrevocably and unconditionally submit to the exclusive jurisdiction of any such court in any such claim, suit, action or other proceeding and irrevocably and unconditionally waive the defense of an inconvenient forum to the maintenance of any such claim, suit, action or other proceeding. Each of the parties hereto further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document by U.S. registered mail to such person's respective address set forth in Section 9.02 shall be effective service of process for any claim, action, suit or other proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. The parties hereto hereby agree that a final judgment in any such claim, suit, action or other proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

          (b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS IT MAY HAVE TO TRIAL BY JURY IN ANY CLAIM, SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR RELATED TO THIS AGREEMENT. EACH PARTY HERETO HEREBY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY CLAIM, ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.09.

     Section 9.10. Specific Enforcement. Each of the parties hereto hereby agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chancery Court of the State of Delaware, without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

     Section 9.11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.


                            [Signature page follows]

     IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                             CFCI HOLDINGS, INC.

                             By: /s/Stephen M. Burns
                                ----------------------------
                             Its:  President


                             HOLO ACQUISITION CORP.

                             By: /s/Stephen M. Burns
                                ----------------------------
                             Its:  President


                             CFC INTERNATIONAL INC.

                             By: /s/Roger F. Hruby
                                ----------------------------
                             Its:  Chairman

                             Acknowledged and agreed to with
                             respect to Section 6.11 only:

                             /s/Roger F. Hruby
                             ----------------------------------
                             Roger F. Hruby, individually

SECTIONS TO DISCLOSURE LETTER

Section 3.01    Officers and Directors
Section 3.02    Subsidiaries
Section 3.03(b) Company Stock Options; Issuances of Company Common Stock
Section 3.03(c) Voting Agreements
Section 3.03(d) Outstanding Indebtedness
Section 3.05    Governmental Approvals
Section 3.06    Company SEC Documents; No Undisclosed Liabilities
Section 3.08    Absence Of Certain Changes Or Events
Section 3.09    Litigation
Section 3.10(a) Contracts
Section 3.10(b) Terminated Contracts and Relationships
Section 3.11    Material Permits
Section 3.12    Environmental Matters
Section 3.13    Employees And Labor
Section 3.14(a) Employee Benefit Plans
Section 3.14 (g)Amendment and Termination Notices
Section 3.14(h) Termination and Change of Control Benefits
Section 3.14(l) Pension Obligations
Section 3.15    Taxes
Section 3.16(a) Owned Real Property
Section 3.16(b) Leased Real Property
Section 3.17    Intellectual Property
Section 3.21    Transactions With Affiliates
Section 3.22    Major Suppliers and Major Customers
Section 3.23    Insurance
Section 3.24    Inventory
Section 5.01    Conduct of Business
Section 6.07    Company Benefit Agreements to be Maintained

The Disclosure Letter has not been filed with the Merger Agreement in accordance with the Commission's rules. The Company agrees to furnish a copy of the Disclosure Letter to the Commission upon request.